                                                                     Exhibit 2.1



                            ASSET PURCHASE AGREEMENT


                              Dated August 4, 2000


                                    between


                        PRESTOLITE ELECTRIC INCORPORATED

                                   as Seller


                                      and

                                  AMETEK, INC.

                                  as Purchaser






*Certain information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 as promulgated under the Securities Exchange Act of 1934.

                                     Page 1
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                               TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
Background Information...........................................................................    1

I.       Purchase and Sale of Acquired Assets....................................................    1
         1.1  Purchase and Sale..................................................................    1
         1.2  Acquired Assets and Excluded Assets................................................    1
              1.2.1  Acquired Assets.............................................................    1
              1.2.2  Excluded Assets.............................................................    3
         1.3  Assumed Liabilities and Excluded Liabilities.......................................    5
              1.3.1  Assumed Liabilities.........................................................    5
              1.3.2  Excluded Liabilities........................................................    5
         1.4  Purchase Price.....................................................................    7
         1.5  Purchase Price Adjustment..........................................................    7
         1.6  Certain information has been omitted and filed separately with the
              Commission pursuant to a request for confidential treatment under
              Rule 24b-2 as promulgated under the Securities Exchange Act of 1934................    9
         1.7  Allocation of Purchase Price.......................................................   13
         1.8  Excluded Intellectual Property.....................................................   13
         1.9  U.K. Matters.......................................................................   13
         1.10 Title and Risk.....................................................................   14

II.  Representations and Warranties..............................................................   14
         2.1  Representations and Warranties of Prestolite.......................................   14
              2.1.1  Due Organization of Prestolite..............................................   14
              2.1.2  Authorization and Effect of Agreement.......................................   14
              2.1.3  No Restrictions.............................................................   15
              2.1.4  Financial Data..............................................................   15
              2.1.5  Conduct of the Business.....................................................   16
              2.1.6  Compliance with Laws........................................................   16
              2.1.7  Tangible Personal Property; Title to Assets.................................   16
              2.1.8  Real Property...............................................................   17
              2.1.9  Intellectual Property.......................................................   19
              2.1.10 Litigation; Decrees.........................................................   21
              2.1.11 Contract Rights.............................................................   21
              2.1.12 Employment and Benefits.....................................................   22
              2.1.13 Environmental Matters.......................................................   25
              2.1.14 Product Warranties..........................................................   27
              2.1.15 Permits.....................................................................   27
              2.1.16 Net Changes in Circumstances................................................   27
              2.1.17 Acquired Assets.............................................................   27
              2.1.18 Consents and Approvals......................................................   27
              2.1.19 Brokers and Finders.........................................................   28
              2.1.20 Insurance...................................................................   28
              2.1.21 Customers and Suppliers.....................................................   28

                                     Page i

              2.1.22 Contracts with Affiliates...................................................   29
              2.1.23 Taxes.......................................................................   29
              2.1.24 Vacation Time, Bonuses, Etc.................................................   30
              2.1.25 Liabilities.................................................................   30
              2.1.26 Certain Transactions........................................................   31
              2.1.27 Certain Payments............................................................   31
              2.1.28 Backlog.....................................................................   31
              2.1.29 Inventory; Receivables......................................................   31
         2.2  Representations and Warranties of Purchaser........................................   32
              2.2.1  Due Organization of Purchaser...............................................   32
              2.2.2  Authorization and Effect of Agreement.......................................   32
              2.2.3  No Restrictions.............................................................   33
              2.2.4  Brokers and Finders.........................................................   33
              2.2.5  Financial Capacity..........................................................   33
              2.2.6  Consents and Approvals......................................................   33
         2.3  Certain Limitations on Representations and Warranties..............................   33

III.     Pre-Closing Covenants...................................................................   34
         3.1  Investigation by Purchaser.........................................................   34
         3.2  Press Releases.....................................................................   34
         3.3  Regulatory Filings.................................................................   35
         3.4  Injunctions........................................................................   35
         3.5  Consents...........................................................................   35
         3.6  Operation of the Business..........................................................   35
         3.7  Satisfaction of Conditions.........................................................   37
         3.8  Disclosure.........................................................................   37

IV.      Conditions Precedent to Obligations of Purchaser and Prestolite.........................   37
         4.1  Conditions Precedent to Obligations of Purchaser and Prestolite....................   37
              4.1.1  Transitional License Agreement..............................................   37
              4.1.2  Transition Agreement........................................................   37
              4.1.3  Escrow Agreement............................................................   37
              4.1.4  Supply Agreement............................................................   37
              4.1.5  HSR.........................................................................   38
              4.1.6  VAT Registration............................................................   38
              4.1.7  Option Agreement............................................................   38
         4.2  Additional Conditions Precedent to Obligations of Purchaser........................   38
              4.2.1  No Material Misrepresentation or Breach.....................................   38
              4.2.2  Deliveries..................................................................   38
              4.2.3  No Material Adverse Change..................................................   39
              4.2.4  Required Consents...........................................................   39
              4.2.5  Litigation..................................................................   39
              4.2.6  Trademark License Agreement.................................................   39
              4.2.7  Patent License Agreement....................................................   39
              4.2.8  Decatur Lease Agreement.....................................................   39
              4.2.9  Non-Competition Agreements..................................................   39
              4.2.10 Troy Sublease...............................................................   39

                                    Page ii

         4.3  Additional Conditions Precedent to Obligations of Prestolite.......................   39
              4.3.1  No Material Misrepresentation or Breach.....................................   39
              4.3.2  Deliveries..................................................................   40
              4.3.3  Patent License Agreement....................................................   40

V.       The Closing.............................................................................   40
         5.1  The Closing........................................................................   40
         5.2  Transactions to be Effected at the Closing.........................................   40

VI.      Employee Matters........................................................................   41
         6.1  Employees..........................................................................   41
         6.2  U.S. Post-Closing Benefits.........................................................   41
              6.2.1  Purchaser's Benefit Plans...................................................   41
              6.2.2  Past Service................................................................   41
              6.2.3  Accrued Benefits............................................................   42
              6.2.4  No Right of Employment; Right to Terminate..................................   42
              6.2.5  No Assumption or Obligation to Continue.....................................   42
         6.3  U.S. Welfare Benefit Plans.........................................................   42
         6.4  Vesting under Prestolite's U.S. Plans..............................................   42
         6.5  UK Employees.......................................................................   43
              6.5.1  Relevant Transfer...........................................................   43
              6.5.2  Non-transferring Employees..................................................   43
              6.5.4  Prestolite's Indemnity......................................................   43
              6.5.4  Purchaser's Indemnity.......................................................   43
              6.5.5  UK Pension Transfer.........................................................   43
         6.6  Cooperation........................................................................   44
         6.7  No Third Party Rights..............................................................   44

VII.     Post-Closing Covenants..................................................................   44
         7.1  Workers' Compensation Proration....................................................   44
         7.2  Access; Notices....................................................................   44
         7.3  Certain Contracts, Permits and Consents............................................   46
         7.4  Non-Competition/Non-Solicitation...................................................   47
              7.4.1  Non-Competition Obligation..................................................   47
              7.4.2  Non-Solicitation of Employees and Customers.................................   48
              7.4.3  Reasonable Scope............................................................   49
              7.4.4  Injunctive Relief...........................................................   49
         7.5  Confidential Information...........................................................   49
         7.6  Trade Names........................................................................   49
         7.7  Repairs, Returns and Allowances....................................................   50
         7.8  UK Receivables.....................................................................   50
         7.9  Authorization; Mail................................................................   50
         7.10 Further Assurances.................................................................   51
         7.11 UK Facilities......................................................................   51
         7.12 Intellectual Property Matters......................................................   53
         7.13 Decatur Facility...................................................................   54

                                    Page iii

VIII.    Tax Matters.............................................................................   54
         8.1  Certain Tax Matters................................................................   54

IX.      Termination.............................................................................   56
         9.1  Termination by the Parties.........................................................   56
         9.2  Termination by Prestolite..........................................................   56
         9.3  Termination by Purchaser...........................................................   56
         9.4  Effect of Termination..............................................................   56

X.       Survival and Indemnification............................................................   56
         10.1  Survival of Representations and Warranties of Prestolite..........................   57
         10.2  Survival of Representations and Warranties of Purchaser...........................   57
         10.3  Survival of Covenants.............................................................   57
         10.4  Indemnification by Prestolite; Limitations on Prestolite's Liability..............   57
         10.5  Indemnification by Purchaser......................................................   58
         10.6  Notice of Third Party Indemnification Claims......................................   58
         10.7  Notice of Other Claims............................................................   59
         10.8  Manner of Indemnification.........................................................   59
         10.9  Insurance.........................................................................   59
         10.10 Exclusive Remedy..................................................................   59

XI.      Miscellaneous Provisions................................................................   60
         11.1  Notices...........................................................................   60
         11.2  Certain Definitions...............................................................   61
         11.3  Expenses..........................................................................   64
         11.4  Successors and Assigns............................................................   64
         11.5  Waiver............................................................................   65
         11.6  Entire Agreement..................................................................   65
         11.7  Amendments; Supplements...........................................................   65
         11.8  Rights of the Parties.............................................................   65
         11.9  Further Assurances................................................................   66
         11.10 Applicable Law; Jurisdiction......................................................   66
         11.11 Titles and Headings...............................................................   66
         11.12 Bulk Transfer Laws................................................................   66
         11.13 Confidential Information..........................................................   66
         11.14 Certain Interpretive Matters......................................................   66
         11.15 Counterparts; Facsimiles..........................................................   67

                                    Page iv

                               LIST OF SCHEDULES

Schedule 1.2.1(C)   Fixed Assets
Schedule 1.2.1(f)   Confidentiality Agreements
Schedule 1.2.1(k)   Prepaid Items
Schedule 1.4        Estimated NOA Adjustment
Schedule 1.5.5      Target Amount
Schedule 2.1.3      Prestolite Governmental Approvals
Schedule 2.1.4      Financial Data
Schedule 2.1.5      Material Changes in Business
Schedule 2.1.6      Material Violations of Laws
Schedule 2.1.7      Title Exceptions
Schedule 2.1.8      Real Property
Schedule 2.1.9      Acquired Intellectual Property
Schedule 2.1.10     Material Legal Proceedings
Schedule 2.1.11     Material Contracts
Schedule 2.1.12     Employment and Benefits
Schedule 2.1.13     Environmental Matters
Schedule 2.1.14     Product Warranties and Claims
Schedule 2.1.15     Permits
Schedule 2.1.16     Certain Actions
Schedule 2.1.17     Ancillary Assets
Schedule 2.1.18     Prestolite Consents and Approvals
Schedule 2.1.21(a)  Ten (10) Largest Customers
Schedule 2.1.21(b)  Ten (10) Largest Suppliers
Schedule 2.1.21(C)  Material Changes to Customers/Supplier Relationships
Schedule 2.1.22     Contracts with Affiliates
Schedule 2.1.24     Vacation Time, Bonuses, Etc.
Schedule 2.1.25     Liabilities.
Schedule 2.2.3      Purchaser Governmental Approvals
Schedule 2.2.6      Purchaser Consents and Approvals
Schedule 3.6.5      Permitted Employment Changes
Schedule 4.2.4      Required Consents
Schedule 6.1        Business Employees
Schedule 6.2.1      Purchaser's Plans
Schedule 6.5.5      UK Pension Transition

                                     Page v

                               LIST OF EXHIBITS

Exhibit 2.1.9(a)  Patent Licence Agreement
Exhibit 1.1.9(b)  Trademark License Agreement
Exhibit 4.1.1     Transitional License Agreement
Exhibit 4.1.2     Transition Agreement
Exhibit 4.1.3     Facility Lease
Exhibit 4.1.4     Escrow Agreement
Exhibit 4.1.5     Supply Agreement
Exhibit 4.1.7     Cardiff Option Agreement
Exhibit 4.2.5     Trademark License Agreement
Exhibit 4.2.7     Patent License Agreement
Exhibit 4.2.8     Decatur Lease Agreement
Exhibit 4.2.9     Troy Sublease Agreement
Exhibit 7.1.1     Form of Consent to Leyland Underlease
Exhibit 7.1.2     Form of Consent to Cardiff Underlease

                                    Page vi

                             LIST OF DEFINED TERMS

                                                                 Section
                                                             ----------------
Accountants' Determination.................................         1.5.3
Accounts Receivable........................................         1.2.1(b)
Acquired Assets............................................         1.2.1
Acquired Intellectual Property.............................         1.2.1(d)
Affiliate..................................................          11.2
Aggregate Sales............................................         1.6.1
Agreement..................................................  Introduction
Annual Balance Sheets......................................         2.1.4
Annual Financial Statements................................         2.1.4
Annualized Revenues........................................         1.6.1
Arbitrating Accountants....................................         1.5.3
Armature Line..............................................         1.2.1(C)
Assumed Liabilities........................................         1.3.1
Bankruptcy Code............................................         1.6.1
Basket Claims..............................................        10.4.2(a)
Beneficiary................................................        10.6.1
Benefit Plan...............................................          11.2
Business...................................................    Background
Business Confidential Information..........................           7.5
Business Contracts.........................................          11.2
Business Employee Plans....................................        2.1.12(b)(I)
Business Employees.........................................           6.1
Business Subsidiaries......................................          11.2
Closing....................................................         5.1.1
Closing Date...............................................         5.1.1
Closing Statement..........................................         1.5.1
Code.......................................................         8.1.1
Competitive Activity.......................................         7.4.1
Confidentiality Agreement..................................          11.6
Consent....................................................        2.1.18
Contract...................................................          11.2
Current Liabilities........................................         1.5.1
Decatur Lease Agreement....................................         4.2.8
Delay Notice...............................................         1.6.3(ii)
Dispute Notice.............................................         1.6.4
Disruption Event...........................................         1.6.1
Effective Time.............................................         6.5.3
Environment................................................          11.2
Environmental Law..........................................          11.2
Environmental Liabilities..................................          11.2
Environmental Permits......................................        2.1.13(b)
ERISA......................................................          11.2
ERISA Affiliate............................................          11.2

                                    Page vii

Escrow Agreement...........................................         4.1.4
Escrow Amount..............................................           1.4(I)
Estimated NOA Adjustment...................................          11.2
Excluded Assets............................................         1.2.2
Excluded Liabilities.......................................         1.3.2
Facility/Facilities........................................         2.1.8(a)
Facility Lease.............................................         2.1.8(a)
Final......................................................         1.5.4(C)
Final Closing Statement....................................         1.5.4(b)
Final Determination Date...................................         1.5.4(a)
Financial Statements.......................................         2.1.4
First 20-Day Period........................................         1.5.3
Fixed Assets...............................................         1.2.1(C)
Florence Receivables.......................................         1.2.2(g)
GAAP.......................................................          11.2
Governmental Entity........................................          11.2
Hazardous Substances.......................................          11.2
HSR Act....................................................         2.1.3
Income Tax/Income Tax......................................         8.1.1
Indemnifying Party.........................................        10.6.1
Indemnity Threshold........................................        10.4.2(a)
Initial Period.............................................         1.6.1
Interests..................................................         7.3.1
Interim Balance Sheet......................................         2.1.4
Interim Financial Statements...............................         2.1.4
Inventory..................................................         1.2.1(a)
Judgment...................................................         2.1.3
Knowledge of Prestolite....................................          11.2
Law........................................................          11.2
Leases.....................................................         2.1.8(a)
Legal Proceedings..........................................        2.1.10
Liabilities................................................          11.2
Liens......................................................         2.1.7
Material Adverse Effect....................................          11.2
Measurement Period.........................................         1.6.1
Non-Basket Claim...........................................        10.4.2(b)
Non-Competition Period.....................................         7.4.1
Notice.....................................................        10.6.1
Objection Notice...........................................         1.5.3
Orders.....................................................        2.1.10
Outstanding Warranty.......................................           7.7
Option Agreement...........................................          4.17
PAL........................................................         1.2.1(I)
Past Due...................................................         1.6.1
Patent License Agreement...................................         4.2.7
Permit.....................................................          11.2

                                   Page viii

Permitted Liens............................................         2.1.7
Person.....................................................          11.2
Prestolite.................................................  Introduction
Prestolite Electric........................................         1.2.2(f)
Prestolite Trade Names.....................................         1.2.2(f)
Prestolite's Knowledge.....................................          11.2
Prestolite's Welfare Plans.................................           6.3
Products...................................................        2.1.14
Purchase Price.............................................           1.4
Purchaser..................................................  Introduction
Purchaser Documents........................................         2.2.2
Purchaser's Notice of Adjustment...........................         1.5.2
Purchaser's Plans..........................................         6.2.1
Purchaser's Welfare Plans..................................         6.2.2
Purchasing Affiliate.......................................         2.1.2
Records....................................................         7.2.1
Resolution Agreement.......................................         1.6.4
Resolution Date............................................         1.6.1
Sales Factor...............................................         1.6.1
Sales Price................................................         1.6.1
Settlement Agreement.......................................         1.5.3
Solenoid Line..............................................         1.2.1(C)
Specified Products.........................................         1.6.1
Subsidiary.................................................          11.2
Successor..................................................         1.6.1
Supply Agreement...........................................         4.1.5
TA 88......................................................        2.1.12(d)
Target Amount..............................................         1.5.5(a)
Tax/Taxes..................................................         8.1.1
Tax Return/Tax Returns.....................................         8.1.1
Third Party Claim..........................................        10.6.1
Third Person...............................................          11.2
Trademark License Agreement................................         4.2.6
Transaction Documents......................................         2.1.2
Transfer...................................................          11.2
Transferred................................................          11.2
Transferred Employees......................................           6.1
Transfer Regulations.......................................        2.1.12
Transfer Tax/Transfer Taxes................................         8.1.1
Transitional License Agreement.............................         4.1.1
UK Business Employees......................................         6.5.1
UK Facilities..............................................         2.1.8(f)
UK Leases..................................................         2.1.8(I)
UK Receivables.............................................         1.2.2(g)
UK Subsidiary..............................................          11.2
VATA.......................................................         2.1.8(I)

                                    Page ix

Warranty Reserve...........................................         1.3.1(d)

                                     Page x

                            ASSET PURCHASE AGREEMENT
                            ------------------------

          This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of August
                                               ---------
4, 2000, is between PRESTOLITE ELECTRIC INCORPORATED, a Delaware corporation ("Prestolite"), and AMETEK, INC., a Delaware corporation ("Purchaser").
------------                                               ---------
Capitalized terms used but not otherwise defined in this Agreement are defined in Section 11.2.
   ------------

                             BACKGROUND INFORMATION

     A. Prestolite is, directly and through the Business Subsidiaries (as defined below), engaged, among other businesses, in the business of designing, engineering, manufacturing and marketing direct current material handling motors through its Material Handling Motor Business Unit; 4.5 inch diameter direct current motors through its Wagoner DC Motor Business Unit; industrial battery chargers through its Industrial Battery Charger Business Unit; and contactors, solenoids, distributors and control boxes through its Switch Business Unit (collectively, the "Business") (the Material Handling Motor
                                  --------
Business Unit and the Wagoner DC Motor Business Unit have been collectively operated by Prestolite as its "DC Motor Business").

     B. Prestolite and the Business Subsidiaries desire to Transfer to Purchaser, and Purchaser desires to purchase and accept from Prestolite and the Business Subsidiaries, substantially all of the assets of the Business on the terms and subject to the conditions of this Agreement.

     C. Prestolite and the Business Subsidiaries desire to assign and Transfer to Purchaser, and Purchaser is willing to assume, certain liabilities of the Business on the terms and subject to the conditions of this Agreement.


                             STATEMENT OF AGREEMENT

Now, therefore, Prestolite and Purchaser agree as follows:


                    I.  PURCHASE AND SALE OF ACQUIRED ASSETS

     1.1  Purchase and Sale.  On the terms and subject to the conditions of
          -----------------
this Agreement, at the Closing, Prestolite shall Transfer, and shall cause the Business Subsidiaries to Transfer, to Purchaser, and Purchaser shall purchase and accept from Prestolite and the Business Subsidiaries, the Acquired Assets, free and clear of all Liens other than Permitted Liens.

     1.2  Acquired Assets and Excluded Assets.
          -----------------------------------

          1.2.1  "Acquired Assets" means all of the rights, title and interest
                  ---------------
     of Prestolite and the Business Subsidiaries, as of the Closing Date, in and to the Business and the

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     following properties, assets and rights (other than the Excluded Assets)
     owned, used or held for use by Prestolite or the Business Subsidiaries as of the Closing Date:

                 (a) All inventories of products, work-in-process, finished goods, scrap, raw materials, supplies and parts relating primarily to the Business and (i) located at, or in route to or from, any Facility, (ii) located at Prestolite's facility in Florence, Kentucky, (iii) consigned with independent sales representatives of the Business or (iv) being held by or with outside vendors (collectively, the "Inventory");
                              ---------

                 (b) All accounts receivable of the Business, except for the UK Receivables and the Florence Receivables (each as defined below) (collectively, the "Accounts Receivable");
                              -------------------

                 (c) All tangible personal property, machinery, equipment, molds, tools, spare parts, vehicles, furniture, supplies, computers, and related equipment, telephones, telecopiers, and other fixed assets of any kind relating primarily to the Business, including, without limitation, the tangible personal property listed on
          Schedule 1.2.1(C) and tools and tooling located at the facilities of
          -----------------
          suppliers to the Business, including, without limitation, (i) the starter solenoid production line described in Schedule 1.2.1(C) (the
                                                        -----------------
          "Solenoid Line") and (ii) the 5-inch armature line currently located
           -------------
          at Seller's Arcade, New York facility and described on Schedule
                                                                 --------
          1.2.1(C) (the "Armature Line") (collectively, the "Fixed Assets");
          --------       -------------                       ------------

                 (d) All inventions, patents, patent applications, patent disclosures, copyrights, know-how, software, technology, trade secrets, test procedures, processes, formulae, improvements, technical and computer data, trademarks, service marks, trade names, domain names, trade dress and brand names, all maskworks, all other proprietary rights (whether or not registered) and all good will associated therewith and marketing materials that are used primarily in the conduct of the Business, including, without limitation, the registered trademarks, patents and applications for patents listed on Schedule 2.1.9, and any and all registrations and applications
             --------------
          for registration of all the foregoing (collectively, the "Acquired
                                                                    --------
          Intellectual Property");
          ---------------------

                 (e) All books and records relating primarily to the Business (copies of which may be retained by Prestolite to the extent Prestolite has a legitimate need to retain such copies), including, without limitation, all such files, invoices, customer lists, supplier lists, forms, accounts, correspondence, production records, engineering data, procedures, systems, computer software and programs, data stored in computers, models, instructions, designs, specifications, equipment lists, parts lists, art work, drawings, patterns, blueprints, plans, technical, accounting, manufacturing and procedural manuals, employment records, studies, and any confidential information that has been reduced to writing or other tangible medium relating primarily to or arising primarily out of the Business but, excluding any of the same relating to the UK Receivables and/or the Florence Receivables (provided that Prestolite shall make available to Purchaser copies of any such excluded items);

                 (f)  All rights, claims and benefits in, to or under any (i)
          (1) employee confidentiality, non-disclosure or non-compete agreements entered into by Prestolite or the Business Subsidiaries relating primarily to the Business, including, without limitation, those listed on Schedule 1.2.1(f) and (2) confidentiality or
                          ----------------
          secrecy agreements entered into by Prestolite or the Business Subsidiaries with third parties that relate to the use or disclosure of information or non-competition, in each case to the extent of Prestolite's rights, claims and benefits therein, if any, and relating primarily to the Business, including, without limitation, those listed on Schedule 1.2.1(f); and (ii) express or implied
                          -----------------
          warranties from the suppliers of goods or services relating primarily to the Business;

                 (g)  Subject to Section 7.6, all promotional and advertising
                                 -----------
          materials relating primarily to the Business, including, without limitation, all such catalogs, brochures, plans, supplier lists, manuals, handbooks, equipment and parts lists, dealer and distributor lists, labels and packaging materials;

                 (h) All rights, benefits and interests under all Business Contracts and under the Leases for the Wagoner Facility and the Dearborn Facility;

                 (i) All capital stock of, membership or partnership interests in or other equity rights in Prestolite Asia Ltd. ("PAL") owned by Prestolite or any Affiliate of Prestolite and all rights related thereto;

                 (j) All Permits used in the Business or in connection with the Facility, including the Permits that are listed on Schedule
                                                                 --------
          2.1.15, unless the Transfer thereof is prohibited by applicable Law;
          ------

                 (k) All prepaid items to the extent relating to the Business, including those set forth on Schedule 1.2.1(k);
                                                 -----------------

                 (l) All causes of action, choses in action, rights of recovery, rights of setoff and rights of recoupment arising out of occurrences before or after the Closing Date (other than any of the foregoing that primarily relate to an Excluded Liability) and all other intangible rights and assets, in each instance relating primarily to the Business; and

                 (m) All other assets, properties and rights, other than the Excluded Assets, primarily used or held for use in the Business.

Without limiting the generality of the foregoing, the Acquired Assets shall include all tangible personal property located at Prestolite's Facilities in Dearborn, Michigan; Troy, Ohio; Wagoner, Oklahoma; Cardiff, Wales, United Kingdom.

          1.2.2  "Excluded Assets" means the following as of the Closing Date:
                  ---------------

                 (a) All cash and cash-equivalents or similar types of investments of Prestolite or the Business Subsidiaries, whether or not pertaining to the Acquired Assets or the Business;

                 (b) All insurance policies or other insuring agreements of Prestolite or the Business Subsidiaries, whether or not pertaining to the Acquired Assets or the Business, and all rights of every nature and description under or arising out of such policies or agreements and all insurance claims and repayments arising thereunder prior to the Closing Date, except for any policies expressly assumed pursuant to Article VI below and any claims relating primarily to any of the Acquired Assets;

                 (c) All rights of Prestolite or the Business Subsidiaries under this Agreement and the agreements, instruments and certificates delivered in connection with this Agreement;

                 (d) All rights and other assets (including Tax and other refunds and claims thereto) to the extent related to any of the Excluded Liabilities;

                 (e) All refunds of Taxes with respect to the Business for all periods prior to the Closing;

                 (f) Except as provided in the Transitional License Agreement and the Trademark License Agreement (each as hereinafter defined) and except as set forth on Schedule 2.1.9 hereto, trademarks,
                                              -----
          corporate names, trade names, service marks, domain names and brand names incorporating "Prestolite" and/or "Prestolite Electric," and
                               -----------         --------------------
          all stylized logos incorporating the names "Prestolite" and/or
                                                      ----------
          "Prestolite Electric," and other trademarks or trade names of
           -------------------
          Prestolite (collectively, the "Prestolite Trade Names") and any
                                         ----------------------
          rights or interests therein and the goodwill associated therewith;

                 (g) All accounts receivable of the Business owing to the UK Subsidiaries (the "UK Receivables") and all accounts receivable of the Business arising from products shipped from the Florence, Kentucky Facility (the "Florence Receivables");

                 (h) the Leases (other than the Leases for the Wagoner Facility and the Dearborn Facility);

                 (i) All causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment relating primarily to any Excluded Liability;

                 (j) Copies of the books and records retained in accordance with Section 1.2.1(e); and
               ----------------

                 (k) All other assets, properties and rights of Prestolite or the Business Subsidiaries primarily used or held for use by Prestolite or the Business Subsidiaries in a business other than the Business (it being acknowledged that the business of Prestolite and the Business Subsidiaries other than the Business consists of their Heavy Duty Systems Division and Automotive Systems Division (the "Retained Businesses")).

          1.2.3 To the extent that any of the Acquired Assets are owned by any Subsidiary of Prestolite, Prestolite shall cause such Subsidiary, on the Closing Date, to take all actions and execute all documents necessary to transfer such Acquired Assets to the Purchaser pursuant to the terms hereof.

     1.3  Assumed Liabilities and Excluded Liabilities.
          --------------------------------------------

          1.3.1  Assumed Liabilities.  Effective as of the Closing Date,
                 -------------------
     Purchaser shall absolutely and irrevocably assume and pay, perform, satisfy and discharge when due, the following obligations and liabilities (other than Excluded Liabilities) of Prestolite and/or the Business Subsidiaries (the "Assumed Liabilities"):
           -------------------

                 (a) All obligations and liabilities of Prestolite and/or the Business Subsidiaries arising under the Business Contracts to the extent such obligations and liabilities become due after the Closing Date pursuant to the terms of such Contract;

                 (b) To the extent not otherwise expressly assumed by Purchaser under this Section 1.3.1, all current liabilities of
                               -------------
          Prestolite and/or the Business Subsidiaries for accounts payable and accruals of the Business shown on the Final Closing Statement;

                 (c) All obligations and liabilities of Prestolite and/or the Business Subsidiaries with respect to all Transferred Employees to the extent such obligations and liabilities are to be assumed by Purchaser in accordance with Article VI and Section 7.1; and

                 (d) All obligations and liabilities of Prestolite and/or the Business Subsidiaries under and pursuant to Prestolite's standard product warranty policies with respect to products manufactured or sold by the Business before the Closing Date, to the extent such obligations and liabilities are expressly reserved for on the Final Closing Statement (the "Warranty Reserve").
                                  ----------------

     The parties acknowledge that the requirement that insurance policies be delivered pursuant to Sections 4.2.2 (e) and (f) in connection with the transactions contemplated hereby shall not be construed as an assumption by Purchaser of any liabilities covered by such policies.

          1.3.2  Excluded Liabilities.  Purchaser shall not assume or be
                 --------------------
     obligated to pay, perform or otherwise discharge any liabilities or obligations of Prestolite and/or the Business Subsidiaries except for the Assumed Liabilities. All liabilities or obligations of Prestolite and/or the Business Subsidiaries (other than the Assumed Liabilities) shall be and remain the responsibility of Prestolite and/or the Business Subsidiaries. Assumed Liabilities do not include any Excluded Liabilities. "Excluded
                                                                   --------
     Liabilities" means the following liabilities and obligations (whether
     ------------
     absolute or contingent, known or unknown, direct or indirect, matured or unmatured or of any other nature):

                 (a) All obligations and liabilities relating to the Excluded Assets;

                 (b)  All Environmental Liabilities;

                 (c) All obligations and liabilities related to or arising from or in connection with the Benefit Plans or with respect to any present or former employees, officers or directors of Prestolite or any Business Subsidiary, including, without limitation, any liability relating to any claims and/or litigation involving personnel or former personnel of the Business based on any transactions, events or occurrences prior to the Closing Date; provided that the foregoing shall not include those liabilities relating to the Transferred Employees that are to be assumed by the Purchaser pursuant to Article VI below and pursuant to Section 7.1 below;

                 (d) All obligations and liabilities for product liability, including claims for personal injury and property damage, whether in contract, tort, strict liability or under any other theory, arising from products manufactured or sold by the Business prior to the Closing Date, including the obligation to pay any deductible or self-insured retention under the products liability policy referred to in
          Section 4.2.2(e) below (other than Prestolite's or any Business Subsidiary's liabilities under and pursuant to Prestolite's or such Business Subsidiary's standard product warranty policies to the extent such liabilities are assumed by the Purchaser under Section
                                                                     -------
          1.3.1(e));
          ---------

                 (e) All obligations and liabilities of Prestolite and/or the Business Subsidiaries for Taxes (and any penalties and interest due on account thereof) imposed upon or arising out of Prestolite's and/or any Business Subsidiary's conduct of the Business prior to the Closing Date or based upon income related to the consummation of the transactions contemplated hereby (other than any such Tax liabilities accrued on the Final Closing Statement);

                 (f) All obligations and liabilities with respect to any action pursuant to any Legal Proceedings which relate to Prestolite's and/or any Business Subsidiary's operation of the Business prior to the Closing Date; and

                 (g) All obligations and liabilities incurred by Prestolite or any Business Subsidiary in connection with this Agreement and the transactions contemplated herein.

                 (h) Any liability of Prestolite or any Business Subsidiary for indebtedness for borrowed money;

                 (i) Any liability arising or resulting from any default or breach by Prestolite or any Business Subsidiary prior to closing under any Business Contract, including without limitation any liability for any penalty against Prestolite or any Business Subsidiary under any Business Contract or any liability attributable to any event occurring prior to closing which with the passage of time or giving of notice (or both) would constitute or give rise to a default or breach thereunder;

                 (j) Any liability to any shareholder or affiliate of Prestolite or any Business Subsidiary;

                 (k) Any liability arising or resulting from any of the following events with respect to an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) of which Prestolite (or any trade or business which is under common control with Prestolite as determined pursuant to either Section 4001(b)(1) of ERISA or Section 4971(e)(2)(B) of the Code) is the contributory sponsor or a contributing employer (including joint and several liability): (A) the termination of any such plan which is a defined benefit pension plan subject to the provisions of Title IV of ERISA;
          (B) a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any such plan which is a multiemployer plan (within the meaning of Section 3(37) of ERISA); and (C) a failure to satisfy the minimum funding requirements, if any, applicable to such plan under Section 412 of the Code and Section 302 of ERISA, including for this purpose quarterly contributions required by section 412(m) of the Code and Section 302(e) of ERISA; or

                 (l) Any liability arising or resulting from any actual or alleged violation of any law, rule or regulation of any governmental entity by Prestolite, any Business Subsidiary or the Business or any of its employees, agents or affiliates based on any transactions, events or occurrences prior to the Closing Date, including without limitation any fines or penalties, whether criminal or civil.

     1.4  Purchase Price.  The "Purchase Price" shall be equal to Sixty-Two
          --------------
Million Two Hundred Thousand Dollars ($62,200,000), subject to adjustment pursuant to Sections 1.5 and 1.6 below. On the Closing Date, the Purchaser shall:

          1.4.1 pay $6,200,000 of the Purchase Price (the "Escrow Amount") to the Escrow Agent by delivery of a certified or bank cashier's check in such amount payable to the Escrow Agent or by means of a wire transfer in such amount to an account designated by the Escrow Agent, which shall be held by Escrow Agent in accordance with the terms and conditions of the Escrow Agreement;

          1.4.2 retain $1,750,000 of the Purchase Price, representing the Solenoid Holdback and the Armature Holdback (as such terms are defined in the Transition Agreement), which amount shall be distributed or applied as provided therein;

          1.4.3 retain an amount equal to the Estimated NOA Adjustment computed as set forth on Schedule 1.4.3 hereto; and
                              --------------

          1.4.4 pay the balance of the Purchase Price to Prestolite by means of wire transfer of same day funds to an account designated by Prestolite or otherwise in accordance with Prestolite's written instructions.

"Estimated NOA Adjustment" shall mean (I) $25,194,000 minus (ii) an amount equal
 ------------------------
to (A) the net operating assets, as shown on the interim pro forma July 1, 2000 estimated statement of net operating assets for the Business attached as part of
Schedule 1.4.3, reduced by (B) the aggregate amount of UK Receivables and
--------------
Florence Receivables reflected thereon.

     1.5  Purchase Price Adjustment.
          -------------------------

          1.5.1 As promptly as practicable following the Closing Date (but in no event later than 60 days after the Closing Date), the Purchaser, at its cost and expense, shall prepare a statement of net operating assets for the Business as of the Closing Date (the "Closing Statement"). The Closing Statement shall be prepared in accordance with the Accounting Principles applied on a basis consistent with the April Statement; provided that (i) all accruals, reserves, provisions and adjustments customarily made in year-end financial statements shall be made in the Closing Statement and (ii) the bonus accrual shall reflect a pro rata portion of the estimated annual bonus expense for the Business as shown in Schedule 1.5.1 hereto.
        --------------

          1.5.2 Upon completion of the Closing Statement, the Purchaser shall promptly deliver the same to Prestolite with a notice from the Purchaser (the "Purchaser's Notice of Adjustment") setting forth its proposed
           ---------------------------------
     adjustment, if any, of the Purchase Price as contemplated by this Section
     1.5. During and after the preparation of the Closing Statement until the Final Determination Date (as defined below), the Purchaser shall provide Prestolite and its advisors with timely access to the employees and records of the Purchaser and the work papers, trial balances and similar materials used in connection with the preparation of the Closing Statement, including the work papers, trial balances and similar materials prepared by the Purchaser.

          1.5.3 Following receipt of the Purchaser's Notice of Adjustment, Prestolite will be afforded a period of twenty (20) business days (the "First 20-Day Period") to review the Purchaser's Notice of Adjustment. At
      -------------------
     or before the end of the First 20-Day Period, Prestolite will either (i) accept the Final NOA Amount (as set forth in the Purchaser's Notice of Adjustment) in its entirety, in which case the Final NOA Amount will be as set forth in the Purchaser's Notice of Adjustment or (ii) deliver to the Purchaser a written notice (the "Objection Notice") containing a
                                          ----------------
     sufficiently detailed written explanation of those items in the Closing Statement which Prestolite disputes, in which case the items identified by Prestolite shall be deemed to be in dispute. The failure by Prestolite to deliver the Objection Notice within the First 20-Day Period shall constitute Prestolite's acceptance of the Final NOA Amount as set forth in the Purchaser's Notice of Adjustment. If Prestolite delivers the Objection Notice in a timely manner, then, within a further period of ten
     (10) business days from the end of the First 20-Day Period (or such longer period as the parties may mutually agree) the parties and, if desired, their accountants will attempt to resolve in good faith any disputed items and reach a written agreement (the "Settlement Agreement")
                                                        --------------------
     with respect thereto. Failing such resolution, the unresolved disputed items will be referred for final binding resolution to an independent nationally-recognized firm of certified public accountants mutually acceptable to Prestolite and the Purchaser (the "Arbitrating Accountants"),
                                                      -----------------------
     the fees and expenses of which shall be borne equally by Prestolite and the Purchaser. The Arbitrating Accountants shall afford each of Prestolite and the Purchaser (together with their respective representatives) a period of up to 30 consecutive days in the aggregate to make such written and oral submissions with respect to the disputed items as each may desire (but oral submissions shall only be made in the presence of all parties). Within 15 days following the end of the submission period, the Arbitrating Accountants shall resolve all disputed items in a written determination. The Final NOA Amount will be deemed to be as determined by the Arbitrating Accountants. Such determination (the "Accountants' Determination") shall be (A) in writing, (B) furnished to Prestolite and the Purchaser as soon as practicable after the items in dispute have been referred to the Arbitrating Accountants, (C) made in accordance with past practices and (D) nonappealable and incontestable by Prestolite, the Purchaser or any of their respective Affiliates and not subject to collateral attack for any reason.

          1.5.4  For purposes of this Agreement,

                 (a) The "Final Determination Date" shall mean the earliest to
                          ------------------------
          occur of (i) the 21st business day following the receipt by Prestolite of the Purchaser's Notice of Adjustment if Prestolite shall have failed to deliver the Objection Notice to the Purchaser within the First 20-Day Period, (ii) the date on which either Prestolite or the Purchaser gives the other a written notice to the effect that such party has no objection to the other party's determination of the Final NOA Amount, (iii) the date on which Prestolite and the Purchaser execute and deliver a Settlement Agreement or (iv) the date of the Accountants' Determination;

                 (b)  The "Final Closing Statement" shall mean (i) the Closing
                           -----------------------
          Statement as originally presented by the Purchaser, if Prestolite shall have failed to deliver the Objection Notice to the Purchaser within the First 20-Day Period or (ii) the Closing Statement as modified to reflect the resolution of any disputed items, if Prestolite shall have delivered the Objection Notice to the Purchaser with the First 20-Day Period; and

                 (c)  The "Final NOA Amount" shall mean the net operating asset
                           ----------------
          amount as shown on the Final Closing Statement.

          1.5.5 Within three business days of the Final Determination Date, the following amounts will be payable in accordance with the following terms:

                 (a) If the Final NOA Amount exceeds $22,076,000 (as computed on
          Schedule 1.5.5 hereto) (the "Target Amount"), the Purchaser shall pay
          --------------
          to Prestolite (payable by wire transfer of immediately available U.S. funds in accordance with the written payment instructions furnished by Prestolite to the Purchaser) the amount of such excess;

                 (b) If the Target Amount exceeds the Final NOA Amount, Prestolite shall each pay to the Purchaser (payable by wire transfer of immediately available U.S. funds in accordance with the written payment instructions furnished by the Purchaser to Prestolite) the amount of such excess; and

                 (c) If the Final NOA Amount equals the Target Amount, no amount shall be due under this Section 1.5. Such amount, if any, shall be accompanied by interest accrued thereon from and including the Closing Date to but excluding the date of payment computed at the rate of interest announced by The Chase Manhattan Bank, New York, New York, at its "prime rate" on the Closing Date (such calculation to be based on actual days elapsed over a 360-day year).

     1.6  THIS ENTIRE SECTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
          ------------------------------------------------------------------
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 AS
-------------------------------------------------------------------------------
PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934.
-----------------------------------------------------


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                                    Page 12
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     1.7  Allocation of Purchase Price.  Promptly after the Closing Date, the
          ----------------------------
Purchaser shall prepare an allocation of the Purchase Price (which shall be binding on the parties, absent manifest error) and, based on such allocation, the Purchaser and Prestolite shall prepare Internal Revenue Service Form 8594, in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. Any adjustment to the Purchase Price or other consideration paid pursuant to this Agreement shall result in an appropriate adjustment to such allocation. Prestolite and the Purchaser shall timely file with the appropriate governmental authorities copies of said Form 8594 and shall utilize the allocation of the Purchase Price and other consideration paid pursuant to this Agreement contained on said Form 8594 in the preparation of any tax returns and forms (including attachments thereto) which relate to the transactions contemplated thereby. Neither Prestolite nor the Purchaser shall file any tax return containing an allocation of the Purchase Price that differs from, or agree to any adjustment to, the allocation established pursuant to this Section 1.7.

     1.8  Excluded Intellectual Property.  If any Prestolite owned intellectual
          ------------------------------
property, other than the Acquired Intellectual Property, is necessary in order for Purchaser, following the Closing Date, to operate the Business in all material respects as it was operated by Prestolite prior to the Closing Date, then upon Purchaser's request Prestolite shall make available to the Purchaser, under a perpetual, royalty free, license or other comparable arrangement, such Prestolite-owned intellectual property.

     1.9  U.K. Matters
          ------------

          1.9.1 It is agreed between the parties that the part of the Purchase Price allocated to the Acquired Assets agreed to be sold by UK Subsidiaries shall be exclusive of VAT and in the event that HM Commissioners of Customs & Excise determine that any VAT is payalbe on the sale of the Acquired Assets by UK Subsidiaries, then following receipt of a valid VAT invoice the Purchaser shall pay to Prestolite an amount equal to the VAT payable either five days prior to the date on which Prestolite is due to account for the same to HM Commissioners of Customs and Excise or if later five business days following the receipt of the tax invoice.

          1.9.2 It is intended that the part of the Business carried on in the United Kingdom shall be transferred to the Purchaser as a going concern with effect from Closing and that the provisions of Article 5 of the Value Added Tax (Special Provisions) Order 1995 (SI 1995/1268) shall apply to such transfer and the sale and purchase of the Acquried Assets agreed to be sold by UK Subsidiaries and each party shall use its reasonable endeavors to procure that the sale of such part of the Business is treated as neither a supply of goods nor a supply of services under that Article.

          1.9.3 Prestolite and the Purchaser shall within 30 days of Closing give notice of such transfer to the appropriate office of HM
     Commissioners of Customs and Excise in accordance with such regulations and requirements as may be applicable.

          1.9.4  The Purchaser undertakes to Prestolite that:

                 (i) immediately after Closing the part of the Business carried on by the UK Subsidiaries will be will be carried on by the Purchaser as a going concern and the Acquired Assets used in such business will be used by the Purchaser in carrying on such part of the Business or a business of the same kind; and

                 (ii) the Purchaser is already or well as a result of such transfer of such part of the Business immediately on Closing become a taxable person (as defined in section 3 of the Value Added Tax Act
          1994).

          1.9.5 The parties acknowledge and agree that the Purchase Price includes the amount payable under the Option Agreement, and if such amount is repaid pursuant to the Option Agreement, the Purchase Price shall be deemed to have been reduced accordingly.

     1.10 Title and Risk.  Prestolite's or a Business Subsidiary's (as the
          --------------
case may be) title in the Acquired Assets shall pass to the Purchaser upon the Purchaser having made the payments stated in Section 1.4. The Acquired Assets shall be at the Purchaser's risk from Closing.

                      II.  REPRESENTATIONS AND WARRANTIES

     2.1  Representations and Warranties of Prestolite.  Subject to Section 2.3,
          --------------------------------------------              -----------
Prestolite represents and warrants to Purchaser as of the date of this Agreement as follows:

          2.1.1  Due Organization of Prestolite.  Each of Prestolite and
                 ------------------------------
     Prestolite Electric of Michigan, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each UK Subsidiary is a company validly incorporated under the laws of England and Wales. Prestolite and all Business Subsidiaries have the requisite power and authority to own, lease and operate all their respective properties and assets and to conduct the Business as presently conducted. To the extent the concept of good standing exists in the relevant jurisdiction, Prestolite and all Business Subsidiaries are in good standing and are duly qualified in each jurisdiction in which the conduct by Prestolite or any Business Subsidiaries of the Business requires Prestolite or any Business Subsidiaries to be so qualified, except, in each case, where the failure to be so qualified or to be in good standing would not reasonably be expected to have a Material Adverse Effect.

          2.1.2  Authorization and Effect of Agreement.  Prestolite, and any
                 -------------------------------------
     Business Subsidiaries as the case may be, have the requisite corporate power to execute and deliver this Agreement and any other agreements and instruments delivered by Prestolite or any Business Subsidiaries pursuant to this Agreement (all such other agreements and instruments delivered by Prestolite and any Business Subsidiaries, collectively, the "Transaction
                                                                  -----------
     Documents") and to perform the transactions contemplated by this Agreement
     ---------
     and by any Transaction Document. All necessary corporate action required to be taken for the due authorization of the execution and delivery by Prestolite, or any Business Subsidiaries as the case may be, of this Agreement and the Transaction Documents, and the performance by Prestolite, or any Business Subsidiaries as the case may be, of the transactions contemplated by this Agreement and the Transaction Documents, has been duly taken. This Agreement has been, and the Transaction Documents on the Closing Date will be, duly executed and delivered by Prestolite or any Business Subsidiaries, as the case may be, and, assuming the due execution and delivery of this Agreement and any applicable Transaction Documents by Purchaser and any other affiliate of Purchaser designated pursuant to
     Section 11.4.4 (a "Purchasing Affiliate") (as applicable), this Agreement
                        --------------------
     is, and on the Closing Date the Transaction Documents will be, binding obligations of Prestolite or any Business Subsidiaries, as the case may be, enforceable against Prestolite or any Business Subsidiaries in accordance with its and their terms.

          2.1.3  No Restrictions.  The execution and delivery of this Agreement
                 ---------------
     and the Transaction Documents by Prestolite or any Business Subsidiaries, as the case may be, does not, and the performance by Prestolite or any Business Subsidiaries of the transactions contemplated by this Agreement and the Transaction Documents will not conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in any Lien against any of its assets arising under (i) any provision of the Articles of Incorporation or Bylaws of Prestolite or any Business Subsidiaries (ii) any provision of the Memorandum of Association or Articles of Association of any UK Subsidiary, (iii) any Contract listed or described on Schedule 2.1.11, or (iv) any judgment,
                                     ---------------
     order, writ or decree ("Judgment") or statute, law, ordinance, rule or
                             ---------
     regulation applicable to Prestolite, or any Business Subsidiaries as the case may be, the Business or the Acquired Assets, other than any such conflicts, violations or defaults as are listed or described on Schedule
                                                                     --------
     2.1.3 or, only with respect to clause (iii) of this sentence, would not
     -----
     have a Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Prestolite or any Business Subsidiaries under any applicable Law in connection with the execution and delivery of this Agreement or the Transaction Documents by Prestolite or any Business Subsidiaries or the performance by Prestolite or any Business Subsidiaries of the
     transactions contemplated by this Agreement or the Transaction Documents, except for (i) the filing of a pre-merger notification report by or on behalf of Prestolite under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) those listed or described
                                   -------
     on Schedule 2.1.3, and (iii) such consents, approvals, orders,
        --------------
     authorizations of, or registrations, declarations or filings with, any Governmental Entity, which if not obtained or made, would not have a Material Adverse Effect.

          2.1.4  Financial Data.  Attached as Schedule 2.1.4 are (i) the
                 --------------               --------------
     unaudited pro forma net operating asset statements and related statements of operations of the Business as of April 29, 2000 (the "April
                                                              -----
     Statement"); (ii) the unaudited pro forma net operating asset statements
     ---------
     and related statements of operations of the Business as of December 31, 1999 and December 31, 1998 (the "Annual Statements") and (iii) a written
                                      -----------------
     description of the historical accounting policies, practices and principles (collectively, the "Accounting Policies") used by Prestolite
                                    -------------------
     in the United States and in the United Kingdom, respectively, in connection with the keeping of its books and records and the preparation of the April Statement and the Annual Statements (collectively, the "Statements"). The Statements have been prepared from the books and records
      ----------
     of Prestolite in accordance with the Accounting Policies and GAAP. Such Prestolite books and records also serve as the basis for the preparation of Prestolite's consolidated financial statements which are prepared in accordance with GAAP. Except as set forth on Schedule 2.1.4, the
     Financial Statements fairly present the net operating assets and results of operation of the Business as of the dates and for the periods indicated, subject, in the case of the April Statement to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if present, would not differ materially from those in the Annual Statements). The statements of operations included in the
     Statements reflect all material elements of revenue and expense associated with the conduct of the business of the Business (whether direct or indirect and whether incurred at the Facilities (as defined below) or at any other locations), including, without limitation, the allocated or directly charged costs of any significant services provided to
     the Business by Prestolite or any affiliate of Prestolite, but excluding corporate overhead and such other items as are noted in the Accounting Policies. The intercompany activities within the Business and between the Business and Prestolite or any affiliate of Prestolite do not materially differ from those reflected in Schedule 2.1.4.
                                    --------------

          2.1.5  Conduct of the Business.  Except as listed or described on
                 -----------------------
     Schedule 2.1.5 or disclosed in any report required to be filed with the
     --------------
     Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934, as amended, and except as a result of matters required by this Agreement, since April 29, 2000, the business of the Business has been conducted in the ordinary course in all material respects and there has not been any Material Adverse Effect.

          2.1.6  Compliance with Laws.  Except as listed or described on
                 --------------------
     Schedule 2.1.6, neither Prestolite nor any of the Business Subsidiaries is in violation, in any material respect, of any applicable Law in the conduct of the business of the Business, and the Facilities and the use and operation thereof are in compliance in all material respects with all Laws. Neither Prestolite nor any of the Business Subsidiaries is aware of any proposed change in law that would negatively affect Prestolite's or any Business Subsidiaries' ability to continue operations of the Business in the manner in which they are currently being conducted.

          2.1.7  Tangible Personal Property; Title to Assets.  Except as
                 -------------------------------------------
     listed or described on Schedule 2.1.7, and except for inventory sold or
                            --------------
     disposed of in the ordinary course of business of the Business since April 29, 2000, Prestolite and the Business Subsidiaries have and will convey to the Purchaser or (where applicable) a Purchasing Affiliate good and marketable title to, or a binding leasehold interest in, all of the Acquired Assets, free and clear of all mortgages, liens, security interests or other encumbrances of any nature ("Liens") except: (a) Liens that are
                                           -----
     listed or described on Schedule 2.1.7, (b) mechanics', carriers', workers',
                            --------------
     warehouseman's, materialman's, repairman's or other Liens arising or incurred in the ordinary course of business of the Business with respect to charges not yet due and payable, (c) statutory Liens for Taxes, assessments and other similar governmental charges which are not due and payable or which may thereafter be paid without penalty or which are listed or described in Schedule 2.1.7, (d) other imperfections of title or
                  --------------
     encumbrances (including, without limitation, retention of title by suppliers), if any, which (together with all other Permitted Liens) do not materially affect the marketability of the property subject thereto and do not materially impair the use of the property subject thereto in the Business as presently conducted, provided that the Liens permitted under clauses (a) - (d) above, if monetary, shall not in the aggregate be material in amount (the items referred to in clauses (a) through (d) being referred to in this Agreement as "Permitted Liens"). All tangible personal
                                       ----------------
     property constituting Acquired Assets hereunder are in good operating condition and repair, ordinary wear and tear excepted.

          2.1.8  Real Property.
                 -------------

                 (a)  Schedule 2.1.8 sets forth a list of all real property
                      --------------
          owned or leased by Prestolite or any Business Subsidiaries and primarily used by Prestolite or any Business Subsidiaries in the operation of the Business (individually, a "Facility" and
                                                      --------
          collectively, the "Facilities"). Schedule 2.1.8 sets forth the
                            -----------    --------------
          address of each Facility and, with respect to each leased Facility, the date of the applicable lease or sublease (the "Leases") and the
                                                             -------
          identification of the lessor thereof.

                 (b)  Except as set forth on Schedule 2.1.8, each of the Leases
                                             --------------
          is valid and in full force and effect and is binding and enforceable in accordance with its terms, and neither Prestolite nor any
          Business Subsidiaries nor to the Knowledge of Prestolite, the lessor thereunder is in default under any Lease and, to the Knowledge of Prestolite, no condition exists or event has occurred that, with the giving of notice, the passage of time or both, would constitute such a default. Except as set forth on Schedule 2.1.8, no consent of any
                                            --------------
          of the lessors under any of the Leases is required by reason of any of the transactions contemplated by this Agreement.

                 (c) Prestolite and the Business Subsidiaries have good, valid and marketable title to each owned Facility and to all leasehold estates with respect to Facilities conveyed under the Leases, free and clear of all Liens, except for (i) matters set forth on Schedule
                                                                      --------
          2.1.8, (ii) minor imperfections of title, conditions, easements,
          -----
          covenants or restrictions, if any, none of which is substantial in amount and none of which, individually or in the aggregate, materially detracts from the value of the affected property, or impairs the use of the affected property in the manner such property is currently being used, or impairs the operations of Prestolite, or any Business Subsidiaries as the case may be, or the conduct of the Business, and (iii) liens for ad valorem real property taxes and assessments not yet due and payable.

                 (d) Neither Prestolite nor any Business Subsidiaries has received any written or, to the Knowledge of Prestolite, any oral notice or order from any Governmental Entity, insurance company which has issued a policy with respect to any Facility, any board of fire underwriters, other body performing similar functions or any other Person which (i) relates to or alleges a violation of or nonconformity with any zoning, building, planning, safety, subdivision, wetlands or other Law, permit, license, certificate, covenant, restriction or condition with respect to any Facility or the use thereof, which nonconformity could reasonably be expected to have a material adverse effect on the use of any Facility by the Business, or (ii) requests the performance of any material repairs, alterations or other work to or in any Facility, which violations, repairs, alterations or other work have not yet been cured or performed, as applicable. Neither Prestolite nor any Business Subsidiaries has received any notice from any governmental authority or other person of any condemnation action, eminent domain proceeding or other litigation concerning any Facility or Prestolite's or any Business Subsidiaries' use or occupancy thereof or the conduct of its operations thereon. There is no pending condemnation, expropriation, eminent domain or similar proceeding or any other litigation affecting any Facility and, to the Knowledge of Prestolite, no such proceeding or litigation is threatened which if adversely determined would impair or interfere with the ability of the Purchaser or the Purchasing Affiliate to utilize such Facility or adversely affect the liabilities associated with such Facility.

                 (e) All of the public utilities required for the operation of the Facilities in the manner currently operated are installed and operating, and all installation and connection charges have been paid in full or provided for. Except as noted in the engineering survey of the Cardiff Facility obtained by Purchaser, the plumbing, electrical, heating, air conditioning, ventilating and all other structural or material mechanical systems in the buildings upon the Facilities are in good working order and working condition, so as to be adequate for the operation of the Business as heretofore conducted. Except as noted in the engineering survey of the Cardiff Facility obtained by Purchaser, the roof, basement and foundation walls of the buildings of the Facilities are free of leaks and other defects which would in any material respects interfere with the operations of each such Facility. Neither Prestolite nor any Business Subsidiary has received notice of any assessments, and has any knowledge of any pending assessments, affecting the Facilities.

                 (f) In relation to each Facility in the UK (the "UK Facilities"), to the extent that title is registered at HM Land Registry, Prestolite Wales Limited ("Prestolite Wales") is registered with the quality of title and under the title number referred to in Schedule 2.1.8. If the title is not registered at HM
                         --------------
          Land Registry, the title of Prestolite Wales commences with the lease under which the Facility is held by Prestolite Wales and (where appropriate) continues with a good root of title at least 15 years old where the Prestolite Wales' tenure is leasehold. The documents of title of the UK Facilities consist of original documents or properly examined abstracts, all of which are in the possession of Prestolite Wales or are held to the order of the existing chargee or mortgagee pending the Closing Date. Where necessary all title deeds are fully stamped with ad valorem stamp duty and a produced document stamp.

                 (g) The existing use of the UK Facilities is a lawful use under the Town and Country Planning legislation (which includes the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990 and the Planning (Hazardous Substances) Act 1990). No development (as defined in the Town and Country Planning legislation) is being carried out.

                 (h) In respect of each of the UK Facilities (i) no planning permission is the subject of an existing challenge as to its validity, (ii) all planning permissions are either unconditional or subject only to conditions which have either been satisfied or, in the case of continuing conditions, are being complied with and, to Prestolite's Knowledge, there is no reason why such conditions should not continue to be so complied with, (iii) there are no unusual or onerous conditions attaching to any planning permission and no planning permission is subject to any condition or limitation making it temporary (other than the conditions referred to in sections 91 and 92 Town and Country Planning Act 1990) or personal to anyone, (iv) there is no application for planning permission awaiting determination and no planning decision or deemed refusal which is subject to appeal and (v) there is no agreement or planning obligation under section 38 or section 278 Highways Act 1980, section 33 Local Government (Miscellaneous Provisions) Act 1982,
          section 106 Town and Country Planning Act 1990, section 104 Water Industry Act 1991 or any provision in legislation of a similar nature and Prestolite is not required to enter into any such agreement or obligation.

                 (i) The landlord of each of the UK Facilities and every company of which it is a relevant associate within the meaning of
          Schedule 10 Value Added Tax Act 1994 ("VATA") is entitled to elect that supplies made under the leases (the "UK Leases") should be standard rated for VAT purposes and to increase the rent accordingly and the landlord or a relevant associate has done so. Where the landlord or a relevant associate has elected to waive exemption from charging VAT in relation to the UK Facilities (so that supplies made under the UK Leases should be standard rated for VAT purposes) the landlord or such relevant associate has (i) properly made an election to waive exemption under Schedule 10 VATA having effect in relation to the whole of the relevant UK Facility (ii) (if necessary) properly obtained the prior written permission of HM Customs & Excise to make the election or (if permission was not necessary) has duly notified the election to them and, in either event, has received written confirmation from HM Customs & Excise that the election is valid (iii) has not validly revoked the election and (iv) any election has not ceased to have effect in relation to the relevant UK Facility by virtue of (a) paragraph 2(2) or (3) of Schedule 10 VATA (use as a dwelling, or for certain residential or relevant charitable purposes) or (b) paragraphs 2(3AA) of that Schedule (use by grantor, financier or connected persons for purposes which are not wholly or mainly eligible purposes).


          2.1.9  Intellectual Property.
                 ---------------------

                 (a)  Schedule 2.1.9 contains a true and complete list of all
                      --------------
          issued patents and registered and unregistered trademarks and service marks that are included in Acquired Intellectual Property (where applicable), and all applications for patents and registrations, and sets forth for each of them: (i) the country of issuance, registration or application, (ii) the issuance, registration or application number and (iii) the date of filing of the application or grant of issue or registration. Except as set forth on Schedule 2.1.9, Prestolite or a
                                               --------------
          Business Subsidiary is the owner or applicant for all such patents and registrations and applications for patents and registrations and the owner of all unregistered Acquired Intellectual Property.

                 (b)  Except as set forth on Schedule 2.1.9, there are no
                                             --------------
          agreements or other arrangements pursuant to which Prestolite or any Business Subsidiary (i) has had any Acquired Intellectual Property (other than software) licensed or sublicensed to it or has otherwise been permitted to use any Acquired Intellectual Property (other than software) (through non-assertion, settlement or similar agreements or otherwise) or (ii) has licensed or sublicensed to other Persons any Acquired Intellectual Property or has otherwise permitted other Persons to use any Acquired Intellectual Property (through non-assertion, settlement or similar agreements or otherwise). Prestolite and/or the Business Subsidiaries own free and clear of all Liens or have the right to use for all purposes of the Business, pursuant to an agreement or arrangement listed on
          Schedule 2.1.9, the Acquired Intellectual Property (other than
          --------------
          software) and, except as set forth in Schedule 2.1.9, neither
                                                --------------
          Prestolite nor any Business Subsidiary is obligated to pay any royalty or license fee to use such Acquired Intellectual Property. Neither Prestolite nor to Prestolite's Knowledge any other party, including any Business Subsidiaries, are in breach of or default under any such license or other agreement, and each such license or other agreement is in full force and effect. Except as listed on
          Schedule 2.1.17, all software included in Acquired Intellectual
          ---------------
          Property is an off-the-shelf product or was acquired under a "shrink wrap" license.

                 (c)  Except as set forth in Schedule 2.1.9, each of the patents
                                             --------------
          and registrations included in the Acquired Intellectual Property set forth in Schedule 2.1.9 is in full force and, to Prestolite's
                   --------------
          Knowledge, is not subject to any cancellation or reexamination proceedings. Except as set forth in Schedule 2.1.9, there is no
                                              --------------
          pending, or to the Knowledge of Prestolite, threatened, any Legal Proceeding by any Third Person that (i) challenges the rights of Prestolite or any Business Subsidiary in respect of any Acquired Intellectual Property listed on Schedule 2.1.9 or the validity or
                                          --------------
          enforceability of such Acquired Intellectual Property, (ii) asserts that Prestolite or any Business Subsidiary is infringing or otherwise in conflict with or violating the intellectual property of any Third Person, or is required to pay any royalty, license fee or other amount with regard to any Acquired Intellectual Property listed on Schedule
                                                                      --------
          2.1.9, or (iii) claims that any default exists under any agreement or
          -----
          arrangement listed on Schedule 2.1.9.
                                --------------

                 (d)  Except for the Prestolite Trade Names and as set forth in
          Section 7.6 and Schedule 2.1.9, the conduct of the Business as such
          -----------     --------------
          is currently being conducted or proposed to be conducted by Prestolite or any Business Subsidiary does not require any intellectual property rights other than the Acquired Intellectual Property and the rights granted under the Trademark License Agreement.

                 (e) To the Knowledge of Prestolite, neither the conduct by Prestolite or any Business Subsidiary of the Business nor the Acquired Intellectual Property infringes upon, violates, misuses or misappropriates the intellectual property rights of any other Person. To the Knowledge of Prestolite, the claims in Prestolite's pending U.S. patent application (Serial No. 09/50,349) relating to the "MagnaLatch" switch technology (other than those claims that have been rejected as being anticipated based on prior art) do not conflict with any issued U.S. patent. To the Knowledge of Prestolite, no other Person infringes, misuses, or misappropriates any Acquired Intellectual Property rights (i) for which a patent or other registration exists or has been applied for and (ii) that is material to the current or anticipated operations of Prestolite or any Business Subsidiary. No shareholder, affiliate, officer, director or employee of Prestolite or of any Business Subsidiary owns or has any interest in any of the Acquired Intellectual Property used by Prestolite or any Business Subsidiary in connection with the Business.

                 2.1.10  Litigation; Decrees. Except (a) as listed or described
                         -------------------
          on Schedule 2.1.6 or Schedule 2.1.10, (b) for claims under workers'
             --------------   ----------------
          compensation Laws or (c) for routine claims for employee benefits, there are no lawsuits, claims, investigations, hearings, arbitrations or administrative or other proceedings ("Legal
                                                                -----
          Proceedings") pending or, to the Knowledge of Prestolite, threatened
          -----------
          against Prestolite (or against any person for whose acts Prestolite may be vicariously liable) or any Business Subsidiary with respect to the Business, except for Legal Proceedings which, if determined adversely, would not (individually or in the aggregate) have a Material Adverse Effect. Neither Prestolite nor any Business Subsidiary is in default under the terms of any judgment, order or decree of any Governmental Entity with respect to the Business (collectively, "Orders").
                          ------

          2.1.11  Contract Rights.
                  ---------------

                  (a) Except for purchase or sales orders entered in the ordinary course of business or as listed or described on Schedule
                                                                   --------
          2.1.8, Schedule 2.1.9 or Schedule 2.1.11, neither Prestolite nor any
          ---------------------    ---------------
          Business Subsidiary is a party to or bound by any Contract relating primarily to the Business that is of a type described below:

                       (i) Any employment, severance or consulting Contract with an employee of the Business that is not terminable at will by Prestolite or any Business Subsidiary (other than any Contract for the employment of any such employee implied in Law), and which will require the payment of amounts to such employee after the date hereof in excess of $50,000 in any year except as set forth on Schedule 6.2.3;
                                                  --------------

                       (ii) Any collective bargaining Contract with any labor union;

                       (iii) Any Contract for capital expenditures or the acquisition or construction of fixed assets which requires aggregate future payments in excess of $50,000;

                       (iv) Any Contract requiring aggregate future payments or expenditures in excess of $25,000 and relating to cleanup, abatement or other actions in connection with Environmental Liabilities;

                       (v) Any license or other Contract with respect to any Intellectual Property used primarily in the Business (other than licenses for terms of less than one year granted or received in the ordinary course of business of the Business), which pursuant to the terms thereof requires future payments in excess of $25,000 in any year;

                       (vi)   Any Contract with any manufacturer's
                  representative, dealer, distributor or other sales agent which is not terminable without penalty on ninety (90) calendar days' or less notice;

                       (vii) Any Contract which requires payments in any year in excess of $50,000 under which Prestolite or any Business Subsidiary is (i) a lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a Third Person or (ii) a lessor or one who otherwise makes available for use by a Third Person any tangible personal property owned by Prestolite or any Business Subsidiary;

                       (viii) Any Contract which involves aggregate future
                  payments by or to Prestolite or any Business Subsidiary in excess of $50,000;

                       (ix) Any Contract for the Lease or sublease of real property, whether the lessee or the lessor;

                       (x) Any agreement concerning non-competition or non-solicitation;

                       (xi) Any power of attorney (other than a power of attorney given in the ordinary course of the business with respect to routine tax matters); and

                       (xii) Any joint venture, partnership, and other contracts (however named) involving a sharing of profits, losses, costs, or liabilities of the Business with any other Person.

                  (b)  Schedule 2.1.11 identifies all sales and purchase orders,
                       ---------------
            including those entered into in the ordinary course of business of the Business, that require future payments in excess of $50,000 or shipment of product or providing of services in an amount in excess of $50,000. With respect to outstanding purchase and sales orders or commitments of the Business involving more than $50,000, except as set forth on Schedule 2.1.11, (i) all such purchase
                                   ---------------
            orders have been made at prevailing market prices, and (ii) no such sales order contract or commitment has been made or promised at a below market promotional price or otherwise are anticipated to result in a loss. The material amounts paid or payable to the Business under current or completed Contracts with any Person are not subject to renegotiation and no such Person has sought to initiate any renegotiation.

                  (c)  Except as set forth on Schedule 2.1.11 or any other
                                              ---------------
            Schedule, (i) each Contract listed or described or required to be described on Schedule 2.1.11 is a binding obligation of Prestolite
                         ---------------
            or any Business Subsidiary and (ii) to the Knowledge of Prestolite, it has performed in all material respects the obligations required to be performed by it through the date of this Agreement under each Contract.

            2.1.12  Employment and Benefits.
                    -----------------------

                   (a)  Labor Controversies.  Except as described on Schedule
                        -------------------                          --------
            2.1.12, with respect to the past three (3) years: (i) there has
            ------
            been no unfair labor practice complaint against Prestolite or any Business Subsidiary with respect to the Business filed with the National Labor Relations Board, (ii) there is no labor strike, dispute, slowdown or stoppage relating to the Business actually pending or, to the Knowledge of Prestolite, threatened against or affecting the Business, (iii) neither Prestolite nor any Business Subsidiary is, with respect to the Business, a party to, or subject to, a collective bargaining agreement, and no collective bargaining agreement relating to Business Employees currently is being negotiated, (iv) to Prestolite's Knowledge, no question concerning representation has been raised or is threatened respecting Business Employees, nor has there been any union organization attempt respecting such Business Employees and (v) neither UK Subsidiary has been a party to any relevant transfer as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981 (the "Transfer Regulations") nor has either UK Subsidiary failed to comply with any duty to inform and consult any trade union or worker's representatives under the Transfer Regulations within the period of one year preceding the date of this Agreement.

                 (b)  Employee Benefit Matters.
                      ------------------------

                      (i) Prestolite and the Business Subsidiaries have made available to Purchaser true, correct and complete copies of each Benefit Plan covering Business Employees (the "Business
                                                                --------
            Employee Plans"), including all amendments thereto and all related
            --------------
            trust agreements insurance contracts, summary plan descriptions and employee communications. Each Business Employee Plan is now and always has been maintained, funded and administered in material compliance with its respective terms and all applicable laws. Set forth on Schedule 2.1.12(b) is a true and complete list
                                        ---------
            of the Business Employee Plans.

                      (ii) Each Business Employee Plan that is intended to comply with Section 401(a) of the Code and each trust related thereto is qualified and exempt within the meanings of Sections 401 and 501 of the Code, respectively, and a determination letter has been received from the Internal Revenue Service with respect to each such Business Employee Plan. Copies of the determination letters have been made available to the Purchaser. There has been
            (i) no change in any of the documents delivered to the Purchaser under which each such Business Employee Plan is maintained and
            (ii) no change, since each such Business Employee Plan's most recent valuation date, in the operation of such Business Employee Plan which could reasonably be expected to materially adversely affect or alter the tax status of any such Business Employee Plan. All contributions required to be made on or before the Closing Date to all Business Employee Plans have been made.

                      (iii) No Business Employee Plan provides retiree or post-termination medical, disability, life insurance or other welfare benefits.

                      (iv) No Acquired Asset is subject to any lien under Code Section 401(a)(29), ERISA Section 302(f) or Code Section 412(n), ERISA Section 4068 or arising out of any action filed under ERISA Section 4301(b), and Prestolite has not taken any action or failed to take any action which is reasonably likely to subject any Acquired Asset to any such lien.

                      (v) Neither Prestolite nor any Business Subsidiary nor any ERISA Affiliate has incurred any liability which could subject Purchaser or any Acquired Asset to material liability under Section 4062, 4063 or

            4064 of ERISA or taken any action or failed to take any action which is reasonably likely to result in any such material liability.

                      (vi) Neither Prestolite nor any Business Subsidiary nor any current ERISA Affiliate is, or within the seven (7) years immediately preceding the date of this Agreement was, required to contribute to any multiemployer plan, within the meaning of
            Section 4001(a)(3) of ERISA. Neither Prestolite, nor any Business Subsidiaries as the case may be, nor any ERISA Affiliate, while an ERISA Affiliate, has incurred any withdrawal liability, within the meaning of Section 4201 of ERISA to any multiemployer plan.

                      (vii)  Except as described on Schedule 2.1.12, no
                                                    ---------------
            Business Employee Plan is now or at any time has been subject to
            Part 3, Subtitle B of Title I of ERISA nor Title IV of ERISA.

                      (viii) There are no actions, claims, lawsuits or
            arbitrations (other than routine claims for benefits) pending or, to the Knowledge of Prestolite, threatened with respect to any Business Employee Plan; and, to the Knowledge of Prestolite, there exist no facts that could give rise to any such actions, claims, lawsuits or arbitrations.

                 (c)  UK Benefit Plans. In relation to the Prestolite Electric
                      ----------------
          Limited Pension Scheme (the "UK Business Employee Plan") (i) Prestolite has delivered to the Purchaser copies of the documents containing the provisions relevant to the UK Business Employees currently governing the UK Business Employee Plan and all explanatory booklets and announcements containing particulars of benefits and entitlement of the UK Business Employees under the UK Business Employee Plan; (ii) no power to augment benefits has been exercised (iii) no discretion has been exercised to admit an employee to membership of the UK Business who would not otherwise be eligible (iv) no discretion has been exercised to provide a benefit which would not otherwise be provided (v) all benefits (other than a refund of contributions with interest where appropriate) payable under the UK Business Employee Plan on the death of a member while in an employment to which the UK Business Employee Plan relates or during a period of sickness or disability of a member are fully insured by a policy with an insurance company of good repute (vi) each member has been covered for insurance by the insurance company at its normal rates and on its normal terms for persons in good health and all premiums payable have been paid (vii) there are no contributions to the UK Business Employee Plan which are due but unpaid and have remained unpaid for more than one month and in any event contributions have been paid which are at least equal to and by the due date specified in any schedule of contributions or payments applicable under section 58 or 87 Pensions Act 1995 (viii) no take-over protection provision will be triggered by Closing (ix) no payment has been made out of the UK Business Employee Plan to any participating employer (x) no amendment has been made in contravention of section 67 of the Pensions Act 1995 and (xi) the funding is sufficient on an ongoing basis using the assumptions used in the last actuarial valuation to secure at least the benefits accrued to Closing (other than those which are insured) and in addition the funding is sufficient to meet the minimum funding requirement as defined in section 56 Pensions Act 1995.

                 (d)  UK Benefits Administration. The UK Business Employee Plan
                      --------------------------
           is (i) either approved by the Board of Inland Revenue for the purposes of Chapter I of Part XIV Income and Corporation Taxes Act 1988 ("TA 88") or is a scheme under which the benefits provided or to be provided are consistent with the approval of the scheme by the Board of Inland Revenue for such purposes and is a scheme in respect of which an application for such approval has been made and has not been withdrawn or refused and the Board of Inland Revenue have not given notice to the applicant that they believe the application has been dropped (ii) are established under irrevocable trusts (iii) have been administered in accordance with the preservation requirements under the Pension Schemes Act 1993, the equal access requirements and contracting-out requirements of that Act (where applicable), the Pensions Act 1995; and all other applicable laws (including Article 119 of the Treaty of Rome except in relation to equilisation of guaranteed minimum pensions), regulations and requirements of any Governmental Entity and the trusts and rules of the UK Business Employee Plans and (iv) schemes in respect of which all actuarial, consultancy, legal and other fees, charges or expenses have been paid and for which no services have been provided for which an account or invoice has not been rendered. Other than the state pension scheme, the UK Business Employee Plan and the Prestolite Wales Retirement and Death Benefit Scheme are the only schemes or arrangements under which Prestolite has any liability to contribute in respect of pension benefits of any UK Business Employees or any dependant of any UK Business Employees. The UK Business Employee Plan has not been the subject of any report of wrongdoing or irregularities to the Occupational Pensions Regulatory Authority nor, to the Knowledge of Prestolite, are there any circumstances which would justify such a report. The UK Business Employee Plan has no investment in employer-related assets as defined in section 40 Pensions Act 1995.

           2.1.13  Environmental Matters. Except as disclosed on Schedule
                   ---------------------                         --------
     2.1.13:
     ------

                 (a) In respect of the Business, Prestolite and all Business Subsidiaries are in compliance, in all material respects, with all Environmental Laws applicable to the nature, scope and extent of the Business as presently conducted.

                 (b) In respect of the Business, Prestolite and all Business Subsidiaries hold, and are in compliance, in all material respects, with (and have held and have been in compliance with), all Permits required under Environmental Laws applicable to the nature, scope and extent of the Business as presently conducted (the "Environmental Permits").
            ---------------------

                 (c) The Environmental Permits have been and are in full force and effect.

                 (d) The Environmental Permits can be transferred to Purchaser or (where applicable) any Purchasing Affiliate without the consent or approval of any Governmental Entity.

                 (e) Neither Prestolite nor any Business Subsidiary has received any written request for information or notice of the institution or pendency of any Legal Proceedings by any Third Person alleging any Environmental Liability arising from or relating to any Facility during the period of Prestolite's or such Business Subsidiary's occupancy or the conduct of the Business.

                 (f) There is not now nor has there been any Release (as defined in CERCLA) or threat of Release of any Hazardous Substance from the Facility during the period of Prestolite's or any Business Subsidiary's occupancy which constitutes a violation of applicable Environmental Laws or requires response under applicable Environmental Laws.

                 (g) No Hazardous Substance used, generated, managed or handled by or on behalf of Prestolite or any Business Subsidiary in the conduct of the Business or at any Facility during the period of Prestolite's or any Business Subsidiary's occupancy has come to be located at any site which is listed or, to Prestolite's Knowledge, proposed for listing under CERCLA, or the Comprehensive Environmental Response Compensation Liability Information System or in any similar state list or which is the subject of federal, state or local enforcement actions or other investigations.

                 (h) Except as provided to Purchaser prior to execution of this Agreement, there have been no written reports of environmental inspections, investigations, studies, audits, tests, environmental reviews or other analyses conducted by Prestolite or any Business Subsidiary or a third-party on behalf of Prestolite, or on behalf of any Business Subsidiary or in its possession, or, to the Knowledge of Prestolite, by or on behalf of any other Person in relation to the Facility or the Acquired Assets.

                 (i) All products manufactured and services provided by the Business prior to the date hereof are in compliance, in all material respects, with all Environmental Laws applicable thereto and all such products and services so manufactured or provided prior to the Closing Date will as of such date be in compliance with all applicable Environmental Laws. To Prestolite's Knowledge, except as described in the Cardiff Facility Survey referred to below, all of the Facilities and all of the tangible assets included in the Acquired Assets are free of asbestos. Prestolite has an asbestos removal plan in effect at its Cardiff Facility (as described in the ERM Phase I Survey relating to the Cardiff Facility) and the final stage of such plan is underway, the plan is expected to be fully implemented by the end of August, 2000, any costs associated with implementing such plan which are not paid prior to Closing will be fully accrued on the Final Closing Statement and no material interference with the Business will result from such implementation.

                 (j) Prestolite has disclosed to the insurance companies issuing the policies referred to in Section 4.2.2(f) below all non-owned disposal sites relating to the Facilities, which sites are set forth in Schedule 2.1.13.
                        ---------------

                 (k) To Prestolite's knowledge, the expected annual cost (based on current market conditions) for waste water disposal at the Cardiff Facility is less than (Pounds)10,000.

          2.1.14 Product Warranties. Except for product warranties in respect
                 ------------------
     of the Products (as hereinafter defined) made by Prestolite or any Business Subsidiary in standard warranty policies, true, correct and complete copies of the material terms of which have been included in Schedule 2.1.14, or
                                                          ---------------
     are otherwise set forth on Schedule 2.1.14, and any warranties implied
                                ---------------
     under applicable Law, neither Prestolite nor any Business Subsidiary makes any express or implied product warranties in connection with the sale of the Products. Schedule 2.1.14 contains a description of all product
                   ---------------
     liability claims and similar legal proceedings relating to Products manufactured or sold by Prestolite or any Business Subsidiary which are presently pending or which, to Prestolite's Knowledge, are threatened, or which have been asserted or commenced against Prestolite or any Business Subsidiary within the past three (3) years, in which a party thereto either requests injunctive relief or alleges damages in excess of $25,000 (whether or not covered by insurance). As used in this Section 2.1.14, the term
                                                    --------------
     "Products" means any products currently or (unless otherwise specified) at
     ----------
     any time previously manufactured, distributed or sold by Prestolite or any Business Subsidiary under any brand name or mark relating to the Business.

          2.1.15 Permits. Prestolite and the Business Subsidiaries are in
                 -------
     material compliance with all Permits that are necessary for or otherwise material to the operation of the Business as it is currently being conducted. Schedule 2.1.15 lists all such Permits. All such Permits are in
                ---------------
     full force and effect and are transferable, except as set forth on
     Schedule 2.1.15. Any applications for renewal for currently-held Permits
     ---------------
     have been submitted on a timely basis.

          2.1.16 Net Changes in Circumstances.  Except as disclosed on Schedule
                 ----------------------------                          --------
     2.1.16, since the April 29, 2000, neither Prestolite nor any Business
     ------
     Subsidiary have taken any action that would not be permitted under Section 3.6.

          2.1.17 Acquired Assets. Except as set forth on Schedule 2.1.17, the
                 ---------------                         ---------------
     Acquired Assets to be Transferred to Purchaser and any Affiliates under this Agreement, and the rights to be granted to Purchaser and any Purchasing Affiliate hereunder and under the Transaction Documents, together constitute all of the assets, properties, rights and interests necessary to conduct the Business (in the case of the Transaction Documents for the term, if any, of such Transaction Documents) in substantially the same manner as conducted by Prestolite and the Business Subsidiaries prior to the date of this Agreement, except for assets used to supply the services supplied to the Business by Prestolite from its corporate headquarters located at 2100 Commonwealth Boulevard, Suite 300, Ann Arbor, Michigan, or from Prestolite's MIS facility and/or the Florence Facility as listed or described on Schedule 2.1.17 (it being
                                                 ---------------
     acknowledged that transitional use of such assets is to be provided pursuant to the Transition Agreement). Other than the Business Subsidiaries and PAL, no other Subsidiary or Affiliate of, or entity related to, Prestolite is engaged in the Business. To Prestolite's Knowledge, there are no facts, plans or circumstances which would prevent it from performing its obligations under the Transition Agreement.

          2.1.18 Consents and Approvals. Except as disclosed on Schedule 2.1.18,
                 ----------------------                         ---------------
     no consent, notation, approval, filing, authorization, waiver or agreement of any Person (other than any Governmental Entity as set forth in Section
                                                                       -------
     2.1.3) (collectively, "Consent") is required to be obtained or satisfied by
     -----                  -------
     Prestolite or any Business Subsidiary for the consummation of the transactions contemplated by this Agreement and the Transaction Documents, except for those Consents, which, if not satisfied or obtained, would not have a Material Adverse Effect.

          2.1.19 Brokers and Finders. With the exception of fees and expenses
                 -------------------
     payable to Lincoln Partners, LLC and Robert W. Baird & Co. Incorporated, which shall be Prestolite's sole responsibility, neither Prestolite nor any Business Subsidiary is a party to any agreement with any finder or broker, or in any way obligated to any finder or broker, for any commissions, fees or expenses in connection with the negotiation, execution or performance of this Agreement.

          2.1.20 Insurance. Neither Prestolite nor any Business Subsidiary has
                 ---------
     been refused any insurance with respect to any aspect of the operations of the Business, nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last three (3) years, in each instance related to any aspect of the operations of the Business. Schedule 2.1.20 hereto sets forth a true
                                      ---------------
     and complete list of all insurance policies of any kind or nature that are maintained by or on behalf of the Business or under which the Business is named an insured or is the beneficiary of coverage, indicating the type of coverage, name of insured, name of insurance carrier or underwriter, premium thereon, policy limits and expiration date of each policy. All such insurance policies are in full force and effect, and to the knowledge of Prestolite neither Prestolite nor any Business Subsidiary is in default with respect to its obligations under any such insurance policy. True and complete copies of all such policies have heretofore been provided by Prestolite to the Purchaser. All pending claims, if any, made against or involving the Business which are covered by insurance are being defended by the appropriate insurance companies. Neither Prestolite nor any Business Subsidiary has failed to give any notice or present any claim under any such policy in a timely fashion.

          2.1.21 Customers and Suppliers.
                 -----------------------

                 (a)  Customers.  Schedule 2.1.21(a) contains a list of the ten
                      ---------   ------------------
          (10) largest customers, including distributors, if applicable, of the Business for each of the two (2) most recent fiscal years (determined on the basis of the total dollar amount of net sales), showing the total dollar amount of net sales to each such customer shown on Prestolite's or any Business Subsidiary's books and records during each such year.

                 (b)  Suppliers.  Schedule 2.1.21(b) contains a list of the ten
                      ---------   ------------------
          (10) largest suppliers to the Business for each of the two (2) most recent fiscal years (determined on the basis of the total dollar amount of purchases) showing the total dollar amount of purchases from each such supplier shown on Prestolite's or any Business Subsidiary's books and records during each such year.

                 (c)  Since December 31, 1999, except as set forth on Schedule
                                                                      --------
          2.1.21(c), there has been no material adverse change in the business
          ---------
          relationship
          of Prestolite or any Business Subsidiary with any of the material customers or suppliers of the Business and neither Prestolite nor any Business Subsidiary is aware of any event, circumstance or communication indicating that such a material adverse change may occur in any such relationship whether or not due to the consummation of the transactions contemplated by this Agreement and the Transactions Documents.

          2.1.22 Contracts with Affiliates.  All leases, contracts or agreements
                 -------------------------
     between Prestolite or any Business Subsidiary and any Affiliate of Prestolite, or any Affiliate of any Business Subsidiary relating to the Business are described on Schedule 2.1.22.
                               ---------------

          2.1.23 Taxes.
                 -----

                 (a) Prestolite and all Business Subsidiaries have duly and timely filed all tax reports and returns required to be filed by it, including all federal, state, local and foreign tax and information returns and reports ("Tax Returns"). All such Tax Returns are
                                -----------
          correct and complete, and were correct and complete when filed, in all respects. Prestolite and all Business Subsidiaries have paid or will pay in full all Taxes (whether or not shown on a Tax Return) required to be paid before such payment became delinquent and has made adequate provisions in the Statements in conformity with GAAP, for the payment of all accrued taxes not yet payable as of the dates of such Statements. All Taxes which Prestolite or any Business Subsidiary has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly and timely paid to the proper taxing authority.

                 (b)  Except as disclosed on Schedule 2.1.23, the federal
                                             ---------------
          income tax returns of Prestolite and all Business Subsidiaries have not been examined by the IRS for any period. No issue has been raised by the IRS in respect of any such returns which could have an adverse effect on the Purchaser or the Acquired Assets. There are no pending or, to the Knowledge of Prestolite, threatened audits, inquiries, investigations or examinations relating to any of the Tax Returns, and there are no claims which have been or may reasonably be asserted relating to any of the Tax Returns filed for any year which if determined adversely would result in the assertion by any taxing authority of any Tax deficiency against Prestolite or any Business Subsidiary which could have an adverse effect on Purchaser. There have been no waivers or extensions of statutes of limitations by Prestolite or any Business Subsidiaries.

                 (c) No part of the Acquired Assets is property which the Purchaser or Prestolite or any Business Subsidiaries will be required to treat as owned by another person pursuant to the provisions of Sections 168(f) (safe harbor leasing provisions) of the Code. Neither Prestolite nor any Business Subsidiary has filed a consent pursuant to Code Section 341(f) or agreed to have Code
          Section 341(f)(2) apply to any disposition of a subsection (f) asset (as such term is defined in Code Section 341(f)(4)) and is part of the Acquired Assets.

                 (d) Prestolite and the Business Subsidiaries have complied in all material respects with all statutory requirements, regulations, orders, provisions, directions or conditions relating to national insurance or PAYE and none of its pay practices in relation to any of the Business Employees has been or, to the Knowledge of Prestolite, is likely to be the subject of any dispute with any taxation authority. Prestolite and the Business

          Subsidiaries have not, in relation to the Business, adopted or operated or been part of any scheme approved, or for which approval has been or is to be sought, under section 202 Income and Corporation Taxes Act 1988 ("TA 88") (charities: payroll deduction scheme) or Chapter III of Part V TA 88 (profit related pay). No Business Employee is entitled to receive (whether or not by way of exercise of an option granted to him) at any time after the execution of this Agreement any assessable income in the form of a readily convertible asset for the purposes of sections 203F, 203FA, 203FB, 203J, 203K and 203L TA 88 and any regulations made under any of the above (PAYE and notional payments).

                 (e) No circumstances exist whereby any power within section 212 of the Inheritance Tax Act 1984 could be exercised in relation to any of the Acquired Assets and none of the Acquired Assets is subject to an outstanding Inland Revenue charge (as defined in section 237 of the Inheritance Tax Act 1984).

                 (f) All documents under which Prestolite or any Business Subsidiary derives title to any of the Acquired Assets and which attract stamp duty have been duly stamped and are in the possession of Prestolite or under its control.

                 (g) There is no reason why any part of the Purchase Price payable by the Purchaser that is apportioned under this Agreement to those of the Acquired Assets which are plant or machinery for the purposes of the Capital Allowances Act 1990 Part II should not, assuming such apportionment represents capital expenditure incurred for the purposes of the Purchaser's trade, qualify in full for writing down allowances at 25% on a reducing balance basis.

                 (h) Neither Prestolite nor any UK Subsidiary has exercised any election to waive exemption under Schedule 10 Value Added Tax Act 1994 ("VATA") in respect of the whole or any part of any Facility, nor will the sale of the whole or any part of any Facility constitute the grant of a fee simple which falls within paragraph
          (a) of Item 1 of Group 1 of Schedule 9 VATA (sale of new or partly completed commercial building or civil engineering work).

          2.1.24 Vacation Time, Bonuses, Etc.  The Accounting Policies hereto
                 ----------------------------
     sets forth the method for accruing vacation pay used with respect to the Business by Prestolite or any Business Subsidiary on its books and records. Except as noted on Schedule 6.2.3 at April 29, 2000 there were and on the Closing Date there will be, no bonuses, profit sharing, incentives, commissions or other compensation of any kind with respect to work done prior to April 29, 2000 or the Closing Date, respectively, owing to present or former employees of the Business not fully paid prior to such applicable date (other than amounts accrued on the Statements and as shown on the Final Closing Statement) or, with respect to compensation for work done prior to April 29, 2000, not fully accrued on the April Statements. Total bonuses, profit sharing and incentives paid or to be paid by Prestolite or any Business Subsidiary for the past two fiscal years are zero for 1999 and $124,200 for 1998 in the aggregate, respectively, for the persons and in the amounts set forth in Schedule 2.1.24.
                              ---------------

          2.1.25 Liabilities.  Neither Prestolite nor any Business Subsidiary
                 -----------
     has any liabilities or obligations relating to or arising from the Business (whether known or unknown, absolute, accrued, contingent or otherwise and whether due to become due) of a nature and type required to be set forth on a balance sheet prepared in accordance with

     GAAP or in the footnotes thereto, except (i) as and to the extent disclosed or reserved against in the April Statement or the Accounting Policies; (ii) for liabilities and obligations incurred since April 29, 2000 in the ordinary course of business and not in violation or in conflict with the provisions of this Agreement; (iii) as set forth in
     Schedule 2.1.25 hereto; or (iv) for liabilities or obligations permitted
     ---------------
     to be excluded from any schedule because they fall below the threshold established by the corresponding representation or not recorded on the balance sheets or footnotes because they were considered in relation to the Business immaterial under GAAP.

          2.1.26 Certain Transactions. Except as set forth on the Schedule
                 --------------------                             --------
     2.1.26, there are no transactions relating to the Business between
     ------
     Prestolite or any Business Subsidiary, on the one hand, and any of Prestolite's shareholders (including the shareholders' affiliates) or the affiliates, directors, officers or salaried employees, or the family members or affiliates of any of the above (other than for services as employees, officers and directors), on the other hand, including without limitation, any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any of such shareholders, or any such Affiliate, officer, director or salaried employee, family member, or affiliate or any corporation, partnership, trust or other entity in which such shareholder, family member, affiliate, officer, director or employee has a substantial interest or is a shareholder, officer, director, trustee or partner.

          2.1.27 Certain Payments.  Since December 31, 1995, to the Knowledge of
                 -----------------
     Prestolite, neither Prestolite, any Subsidiary or affiliate of Prestolite, any director, officer, agent, or employee of Prestolite or such affiliate nor any other Person associated with or acting for or on behalf of Prestolite has in connection with the Business, directly or indirectly, (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Prestolite or any Business Subsidiary, or (iv) in violation of any Law or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Business.

          2.1.28 Backlog.  The total backlog of orders of the Business at the
                 -------
     date hereof is not, and on the Closing Date will not be, less than $13,500,000 (measured in a manner consistent with the past practices of the Business). Such backlog consists, and will on the Closing Date consist, of orders for products or services which are typical of the types of products and services heretofore manufactured, sold or rendered by Prestolite and which do not require the development or application of any new or more advanced technology than that utilized Prestolite in the past.

          2.1.29 Inventory; Receivables.
                 ----------------------

                 (a) The inventory of the Business as at April 29, 2000 was, and the inventory of the Business on the date hereof has been, and on the Closing Date will have been, manufactured or acquired in the ordinary course of business, in customary quantities and at prevailing prices. Such inventory has been and will be valued in a manner consistent with the Accounting Policies. All slow-moving (i.e., any item of inventory in excess of unmarketable, rejected, damaged or obsolete inventory has been written off or written down to net realizable value in accordance with the Accounting Policies. The inventory of the Business has also been written down by the amount of all losses estimated or expected upon the completion of any sales order in a manner consistent with the Accounting Principles. (i) The finished goods contained in the inventory of the Business have been made in accordance with and in conformity to the specifications of the corresponding customer orders or, in cases where there are no customer specifications, are merchantable in the ordinary course of business; (ii) the work in process contained in such inventory has been made in accordance with and in conformity to the specifications of corresponding customer orders to the extent consistent with its state of completion, or is suitable to permit to produce therefrom in the ordinary and usual course finished goods that will be merchantable in the ordinary course of business; and
          (iii) the raw materials contained in such inventory are suitable for the purpose of filling specific customer orders, or are otherwise suitable to permit Prestolite and the Business Subsidiaries to produce therefrom in the ordinary and usual course finished goods that will be merchantable in the ordinary course of business. (The parties acknowledge that matters addressed in this Section 2.1.29(a) may also be addressed through the final inventory valuation reflected in the Purchase Price adjustment provided for in Section
          1.5 and, to the extent this occurs, there shall be no duplicate recovery based on such inventory valuation under this Section 2.1.29(a)).

                 (b) All Accounts Receivable included in the Acquired Assets are bona fide receivables incurred in the ordinary course of business, are collectible at the aggregate recorded amounts thereof, subject to the reserve for doubtful accounts shown in the Final Closing Statement, in the ordinary course of business, and are not subject to known offsets or counterclaims.

     2.2  Representations and Warranties of Purchaser.  Subject to Section 2.2,
          -------------------------------------------
Purchaser represents and warrants to Prestolite as follows:

          2.2.1  Due Organization of Purchaser.  Purchaser is a corporation duly
                 -----------------------------
     organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser (i) has the requisite power and authority to own, lease and operate its properties and assets and to conduct its business and the Business, each as presently conducted and (ii) to the extent the concept of good standing exists in the relevant jurisdiction, is in good standing and is duly qualified in each jurisdiction in which the nature of the property owned, leased or operated by it or the conduct of its business requires it to be so qualified, except, in each case, where the failure to be so qualified or to be in good standing would not have a material adverse effect on the financial condition or results of operations of the business of Purchaser, as the case may be, taken as a whole.

          2.2.2  Authorization and Effect of Agreement.  Purchaser has the
                 -------------------------------------
     requisite corporate power to execute and deliver this Agreement and any other agreements and instruments delivered by Purchaser pursuant to this Agreement (the "Purchaser Documents"), and to perform the transactions
                     --------------------
     contemplated by this Agreement and the Purchaser Documents to be performed by Purchaser. All necessary corporate action required to be taken for the due authorization of the execution and delivery by Purchaser of this Agreement and the Purchaser Documents, and the performance by Purchaser of the transactions contemplated by this Agreement and the Purchaser Documents to be performed by Purchaser, has been duly taken by Purchaser. This Agreement has been, and the Purchaser Documents on the Closing Date will be, duly executed and delivered by Purchaser and, assuming the due execution and delivery of this Agreement and any applicable Purchaser Documents by Prestolite, is or will each be a binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

          2.2.3  No Restrictions.  The execution and delivery of this Agreement
                 ---------------
     and the Purchaser Documents by Purchaser does not, and the performance by Purchaser of the transactions contemplated by this Agreement and the Purchaser Documents to be performed by Purchaser will not, in any material respect, conflict with, or result in any material violation of, or constitute a material default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or the loss of a material benefit under, any provision of the charter or bylaws or comparable governing documents of Purchaser, other than any such conflicts, violations or defaults as are listed on Schedule 2.2.3 or which would not reasonably be expected to have
               --------------
     a material adverse effect on the financial condition or results of operations of the business of Purchaser taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Purchaser under any applicable Law in connection with the execution and delivery of this Agreement or the Purchaser Documents by Purchaser, or the performance by Purchaser of the transactions contemplated by this Agreement or the Purchaser Documents to be performed by it, except for (i) the filing of a premerger notification report by or on behalf of Purchaser under the HSR Act, (ii) those listed or described on Schedule
                                                                    --------
     2.2.3, and (iii) such consents, approvals, orders, authorizations of, or
     -----
     registrations, declarations or filings with, any Governmental Entity, which if not obtained or made, would not reasonably be expected to have a material adverse effect on the financial condition or results of operations of the business of Purchaser taken as a whole.

          2.2.4  Brokers and Finders.  Purchaser is not a party to any agreement
                 -------------------
     with any finder or broker, or is in any way obligated to any finder or broker for any commissions, fees or expenses in connection with the negotiation, execution or performance of this Agreement.

          2.2.5  Financial Capacity.  Purchaser has, or will have as of the
                 ------------------
     Closing, cash on hand sufficient to satisfy all of its obligations under this Agreement.

          2.2.6  Consents and Approvals. Except as disclosed on Schedule
                 ----------------------                         --------
     2.2.6, no Consent of any Person (other than a Governmental Entity as set
     -----
     forth in Section 2.2.3) is required to be obtained or satisfied by
              -------------
     Purchaser for the consummation of the transactions contemplated by this Agreement and the Purchaser Documents. All Consents listed on Schedule
                                                                   --------
     2.2.6 have been, or by the Closing, will have been, made, obtained and
     -----
     satisfied by Purchaser.

     2.3  Certain Limitations on Representations and Warranties.
          -----------------------------------------------------

          2.3.1 Each of the parties to this Agreement is a sophisticated legal entity that has been advised by experienced counsel and, to the extent such party deemed necessary, other advisors in connection with this Agreement. Accordingly, each of the parties to this Agreement hereby acknowledges that there are no representations or warranties by or on behalf of any party to this Agreement or any of its respective Affiliates or representatives other than those expressly set forth in this Agreement, the Transaction Documents, the Purchaser Documents and the certificates delivered at Closing.

          2.3.2 Any item or matter disclosed or referred to in any Schedule to which reference is made in any Section or provision of this Agreement shall be deemed disclosed in any other Schedule to which it may be applicable whether or not any cross reference appears in such Schedule, but only insofar as the disclosure of such item or matter in any such Schedule could, as of the time of such disclosure, reasonably be understood to constitute a disclosure for purposes of such other Schedule. Disclosure of items that may or may not be strictly required to be disclosed by this Agreement shall not be deemed to imply that such items are material, nor shall the inclusion of such items create a standard of materiality.

          2.3.3 OTHER THAN THE REPRESENTATIONS CONTAINED IN THIS AGREEMENT, THE TRANSACTION DOCUMENTS AND THE CERTIFICATES DELIVERED AT CLOSING, THE FIXED ASSETS INCLUDED IN ACQUIRED ASSETS ARE BEING TRANSFERRED "AS IS" AND "WHERE IS" AND PRESTOLITE HEREBY DISCLAIMS ALL IMPLIED REPRESENTATIONS AND WARRANTIES AS TO THE CONDITION OF SUCH FIXED ASSETS, INCLUDING, WITHOUT LIMITATION, THE WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE.


                          III.  PRE-CLOSING COVENANTS
                                ---------------------

     3.1  Investigation by Purchaser.  Prior to the Closing, upon reasonable
          --------------------------
notice from Purchaser to Prestolite, Prestolite will afford to the employees, officers, attorneys, accountants, environmental consultants or other authorized representatives of Purchaser reasonable access during normal business hours to the Facility, assets and the books and records of the Business so as to afford Purchaser a reasonable opportunity to make, at its sole cost and expense, such review, examination and investigation of the Business or the Acquired Assets as Purchaser may reasonably desire to make in order to (a) confirm the accuracy of Prestolite's representations and warranties contained in Section 2.1 of this
                                                         -----------
Agreement; (b) verify and confirm the existence, status or extent of the Acquired Assets and Assumed Liabilities; or (c) make such due diligence inquiries as it determines in its sole discretion. Purchaser will be permitted to make extracts from or to make copies of such books and records as may be reasonably necessary in connection with such review, examination and investigation. Purchaser will not contact any employees or customers of Prestolite without the prior approval of an authorized representative of Prestolite. Notwithstanding the foregoing, nothing in this Agreement will obligate Prestolite to take actions that would unreasonably disrupt its normal course of business, permit any environmental sampling or testing, violate the terms of any applicable Law or any contract or agreement to which it is a party or by which any of its assets are subject, or grant access to any proprietary or confidential information, provided that Prestolite agrees that it will not unreasonably withhold its consent to any request by the Purchaser to conduct environmental sampling or testing. Prior to the Closing, with the prior written consent from Prestolite in each instance (which consent shall not be unreasonably withheld), Purchaser, and its officers, employees, agents and advisors, shall have access to vendors, customers and others having business dealings with Prestolite relating to the Business for purposes of performing Purchaser's due diligence investigation.

     3.2  Press Releases.  Prior to the Closing, neither party will issue or
          --------------
cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated by this Agreement, without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed; provided, however, that nothing in this Agreement will prohibit either party from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by Law or the rules of any national stock exchange applicable to it or its Affiliates, in which event the party making such determination will, if practicable in the circumstances, use reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its release. Notwithstanding the foregoing, Prestolite will not reveal the name of the Purchaser in any publication or public announcement relating to the transactions contemplated by this Agreement without the prior written consent of Purchaser.

     3.3  Regulatory Filings.  To the extent required by Law, Prestolite (or if
          ------------------
mutually agreed by the parties, Purchaser) will make such filings and use its commercially reasonable efforts to obtain the governmental approvals referred to in Section 2.1.3, and Purchaser will make such filings and use its commercially
   -------------
reasonable efforts to obtain the governmental approvals referred to in Section
                                                                       -------
2.2.3.  Each of the parties shall furnish to the other all such information in
-----
its possession as may be necessary for the completion of filings and notifications, and cause all filings referred to in this Section 3.3 which are
                                                         ------------
made by it to comply in all material respects with the requirements of the Laws pursuant to which they are made.

     3.4  Injunctions.  Without limiting the generality or effect of any
          -----------
provision of Section 3.3, Article IV, or Article IX, if any Governmental Entity
             -----------
having jurisdiction over any party issues any injunction, decree or similar order prior to the Closing which prohibits the consummation of the transactions contemplated by this Agreement, each party will use all commercially reasonable efforts to have such injunction dissolved or otherwise eliminated as promptly as possible and, prior to or after the Closing, to pursue the underlying litigation diligently and in good faith.

     3.5  Consents.  Prestolite and Purchaser will use all commercially
          --------
reasonable efforts to take, or cause to be taken by others, all action required to obtain all Consents necessary to consummate the transactions contemplated by this Agreement.

     3.6  Operation of the Business.  Except as described on any Schedule, as
          -------------------------
expressly contemplated in this Agreement or as otherwise consented to by Purchaser in writing, prior to the Closing, Prestolite will:

          3.6.1 Use commercially reasonable efforts to operate the Business in the ordinary course consistent with past practice, and use commercially reasonable efforts to preserve and maintain the goodwill associated with the Business and the ordinary and customary relationships of the Business with its customers, suppliers, distributors, licensors and others having business relationships with it; provided, however, that nothing in this Agreement or otherwise will prohibit or restrict Prestolite from paying or prepaying any indebtedness for borrowed money or any intercompany obligation.

          3.6.2 Maintain the Business, the Acquired Assets and the Facility in the same condition as on the date of this Agreement (ordinary wear and tear excepted with respect to the Acquired Assets and the Facility).

          3.6.3 Not purchase, sell, lease or dispose of, or enter into any lease, agreement or other contract for the purchase, sale, lease or disposition of, or subject to Lien, any of the Acquired Assets other than (a) in the ordinary course of the Business consistent with past practice and (b) pursuant to the existing terms of any Contract disclosed in the Schedules.

          3.6.4  Not make any material amendment to any Benefit Plan.

          3.6.5 Not cause Business Employees to transfer from the Business to other Prestolite operations, or increase the compensation payable or to become payable by Prestolite to any Business Employee, except (a) as required by Law, (b) in the ordinary course of the Business consistent with past practice, (c) as required under the existing terms of any Contract and (d) as set forth on Schedule 3.6.5.
                                      --------------

          3.6.6 Not enter into any employment Contract which would be an assumed Contract and is not terminable at will without Purchaser incurring any liability.

          3.6.7 Not enter into any Contract the performance of which may extend beyond the Closing, except those Contracts that require Prestolite to make payments that in the aggregate are less than $100,000 (or the equivalent amount in pounds sterling) annually (determined on a per Contract basis) and that are made in the ordinary course of business, and the terms of which are consistent with past practice and reasonable in light of current conditions.

          3.6.8 Not issue a purchase order that would require the payment of more than $100,000 (or the equivalent amount in pounds sterling).

          3.6.9 Maintain the insurance policies covering the Business and the Facility in full force and effect (or renew any such policies which expire).

          3.6.10 Not enter into any Business Contract outside of the ordinary course of business;

          3.6.11 Not permit or suffer the imposition of any Lien upon any of the Acquired Assets;

          3.6.12 Not make or commit to make, with respect to the Business, any capital expenditures outside the ordinary course of business;

          3.6.13 Not make or commit to make, with respect to the Business, any capital investment in or any loan to any other Person;

          3.6.14 Not grant any license or sublicense of any material rights under or with respect to any of the Acquired Intellectual Property;

          3.6.15 Not grant or extend any power of attorney or acted as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, other than endorsements of negotiable instruments for collection in the ordinary course of business;

          3.6.16 Not write off or be required by GAAP to write off any accounts receivable in excess of $50,000 in the aggregate; or

          3.6.17 Not write down or be required by GAAP to write down inventory in excess of $50,000 in the aggregate.

          3.6.18 Not enter into any agreement to do any of the actions set forth in Sections 3.6.3 through 3.6.17.

     3.7  Satisfaction of Conditions.  Without limiting the generality or effect
          --------------------------
of any provision of Article IV, prior to the Closing, each of the parties to this Agreement will use its respective commercially reasonable efforts with due diligence and in good faith to satisfy promptly all conditions required by this Agreement to be satisfied by such party in order to consummate the transactions contemplated by this Agreement.

     3.8  Disclosure.  Each party will promptly notify the other in writing with
          ----------
respect to any matter hereafter learned of by such party which, if existing or known on the date of this Agreement, would have been required to be set forth or described in the Schedules, but no such disclosure shall serve to cure any breach of any representation or warranty.



                  IV.  CONDITIONS PRECEDENT TO OBLIGATIONS OF
                       --------------------------------------
                            PURCHASER AND PRESTOLITE
                            ------------------------

     4.1  Conditions Precedent to Obligations of Purchaser and Prestolite.  The
          ---------------------------------------------------------------
obligations of Purchaser and Prestolite under this Agreement to consummate the transactions contemplated by this Agreement will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived (a) insofar as it is a condition to the obligations of Purchaser, by Purchaser at its option and (b) insofar as it is a condition to the obligations of Prestolite, by Prestolite at its option:

          4.1.1  Transitional License Agreement.  Each of Prestolite and
                 ------------------------------
     Purchaser shall have executed a license agreement (the "Transitional
                                                             ------------
     License Agreement") containing the terms and conditions under which
     -----------------
     Prestolite shall grant Purchaser rights to use for a limited time certain "Prestolite" trade names from and after the Closing Date, substantially in the form attached to this Agreement as Exhibit 4.1.1.
                                            -------------

          4.1.2  Transition Agreement.  Each of Prestolite and Purchaser shall
                 --------------------
     have executed a transition agreement containing the terms and conditions under which Prestolite will provide Purchaser with transitional services and supplies, substantially in the form attached to this Agreement as
     Exhibit 4.1.2.
     -------------

          4.1.3  Escrow Agreement.  Each of Prestolite, Purchaser and the Escrow
                 ----------------
     Agent shall have executed an escrow agreement (the "Escrow Agreement") substantially in the form attached to this Agreement as Exhibit 4.1.3.
                                                             -------------

          4.1.4  Supply Agreement.  Each of Prestolite and Purchaser shall have
                 ----------------
     executed a supply agreement (the "Supply Agreement") substantially in the form attached to the Agreement as Exhibit 4.1.4.
                                       -------------

          4.1.5  HSR.  The waiting period under the HSR Act shall have expired.
                 ---

          4.1.6  VAT Registration.  The Purchaser or a Purchasing Affiliate
                 ----------------
     shall be registered for VAT in respect of the part of the Acquired Assets which it agrees to purchase from the UK Subsidiary.

          4.1.7  Option Agreement.  The Purchaser (or a Purchasing Affiliate)
                 ----------------
     and Prestolite Wales Limited shall have entered into an Option Agreement (the "Option Agreement") substantially in the form attached hereto as
     Exhibit 4.1.7.
     -------------

     4.2  Additional Conditions Precedent to Obligations of Purchaser. The
          -----------------------------------------------------------
obligations of Purchaser under this Agreement to consummate the transactions contemplated by this Agreement will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived at the option of Purchaser:

          4.2.1  No Material Misrepresentation or Breach. (a) There shall have
                 ---------------------------------------
     been no material breach by Prestolite in the performance of any of the covenants in this Agreement to be performed by it in whole or in part prior to the Closing, (b) the representations and warranties of Prestolite contained in this Agreement that are qualified by materiality shall be true, in all respects, on the date of this Agreement and as of the Closing Date as if made anew on the Closing Date, except for representations or warranties made as of a specified date, which shall be true in all respects as of the specified date, and (c) the representations and warranties of Prestolite contained in this Agreement that are not qualified by materiality shall be true in all material respects on the date of this Agreement and as of the Closing Date as if made anew on the Closing Date, except for such representations or warranties made as of a specified date, which shall be true in all material respects as of the specified date.

          4.2.2  Deliveries. Prestolite shall have delivered or have caused to
                 ----------
     be delivered to the Purchaser:

                 (a) One or more bills of sale for the transfer of the personal property included in the Acquired Assets;

                 (b) Assignment documents relating to the assignment by Prestolite or any Business Subsidiary to Purchaser of any Acquired Assets reasonably requested by Purchaser for recording or other evidentiary purposes;

                 (c) A certificate of Prestolite's Secretary or an Assistant Secretary, dated the Closing Date (i) certifying the incumbency of the officers signing the Transaction Documents and (ii) certifying the general signing resolutions of the Board of Directors of Prestolite to be true, complete and in full force and effect and unmodified as of the Closing Date; and

                 (d) An officer's certificate of Prestolite certifying as to the satisfaction of the conditions set forth in Section 4.2.1.

                 (e) Satisfactory evidence that Prestolite has procured a "tail" policy for its product liability insurance coverage in form and substance satisfactory to the Purchaser.

                 (f) Satisfactory evidence that Prestolite has procured environmental insurance policies in form and substance satisfactory to the Purchaser.

                 (g) a deed of release executed by National Westminster Bank PLC in form satisfactory to Purchaser.

          4.2.3  No Material Adverse Change.  Except as set forth in Schedule
                 --------------------------
     2.1.5, there shall have been no material adverse change in the condition of the Acquired Assets or in the Business since April 29, 2000.

          4.2.4  Required Consents.  All consents listed on Schedule 4.2.4 shall
                 -----------------
     have been obtained.

          4.2.5  Litigation.  No Order of any Governmental Entity shall be in
                 ----------
     effect which restrains or prohibits the transactions contemplated hereby, and there shall not have been threatened, nor shall there be pending, any action or proceeding by any Governmental Entity challenging the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions.

          4.2.6  Trademark License Agreement.  Prestolite, as Licensor, shall
                 ---------------------------
     have entered into a trademark license agreement (the "Trademark License Agreement") substantially in the form of Exhibit 4.2.6.
                                              -------------

          4.2.7  Patent License Agreement.  Prestolite, as Licensor, shall have
                 ------------------------
     entered into a patent license agreement (the "Patent License Agreement") substantially in the form of Exhibit 4.2.7.
                                  -------------

          4.2.8  Decatur Lease Agreement.  Prestolite as Lessor shall have
                 -----------------------
     entered into a lease agreement with respect to the Facility in Decatur, Alabama (the "Decatur Lease Agreement") substantially in the form of
     Exhibit 4.2.8.

          4.2.9  Non-Competition Agreements.  P. Kim Packard, Kenneth C.
                 --------------------------
     Cornelius and I. Conrad Schwab shall have executed non-competition agreements in the respective forms attached as Exhibit 4.2.9.
                                                    -------------

          4.2.10  Troy Sublease.  Prestolite as Sublessor shall have entered
                  -------------
     into a Sublease Agreement with respect to the Facility in Troy, Ohio substantially in the form of Exhibit 4.2.10.
                                  --------------

     4.3  Additional Conditions Precedent to Obligations of Prestolite.  The
          ------------------------------------------------------------
obligations of Prestolite under this Agreement to consummate the transactions contemplated by this Agreement will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived at the option of Prestolite:

          4.3.1  No Material Misrepresentation or Breach.  (a) There shall have
                 ---------------------------------------
     been no material breach by Purchaser in the performance of any of the covenants in this

     Agreement to be performed by Purchaser in whole or in part prior to the Closing, (b) the representations and warranties of Purchaser contained in this Agreement that are qualified by materiality shall be true in all respects on the date of this Agreement and as of the Closing Date as if made anew on the Closing Date, except for representations or warranties made as of a specified date, which shall be true in all respects as of the specified date, and (c) the representations and warranties of Purchaser contained in this Agreement that are not qualified by materiality shall be true in all material respects on the date of this Agreement and as of the Closing Date as if made anew on the Closing Date, except for such representations or warranties made as of a specified date, which shall be true in all respects as of the specified date.

          4.3.2  Deliveries.  Purchaser shall have delivered to Prestolite:
                 ----------

                 (a) An assumption agreement relating to the Assumed
          Liabilities;

                 (b) A certificate of Purchaser's Secretary or an Assistant Secretary, dated the Closing Date, (i) certifying the incumbency of the officers signing the Transaction Documents to be executed and delivered by Purchaser and (ii) certifying the general resolutions of the Board of Directors of Purchaser to be true, complete and in full force and effect and unmodified as of the Closing Date;

                 (c) An officer's certificate of Purchaser certifying as to the satisfaction of the conditions set forth in Section 4.3.1; and

                 (d) Sales and Use Tax exemption certificates for the State(s) of Ohio, Michigan, Alabama, and Oklahoma for the purchase of tangible personal property from Prestolite for resale by Purchaser.

          4.3.3  Patent License Agreement.  The Purchaser, as licensor, shall
                 ------------------------
     have entered into a patent license agreement substantially in the form of
     Exhibit 4.3.3.
     -------------


                                V.  THE CLOSING
                                    -----------

     5.1  The Closing.
          -----------

          5.1.1 Subject to the fulfillment or waiver of the conditions precedent specified in Sections 4.1, 4.2 and 4.3, the consummation of the
                            ------------  ---     ---
     purchase of the Acquired Assets and assumption of the Assumed Liabilities contemplated by this Agreement (the "Closing") will occur on August 4, 2000
                                          -------
     or such other date as provided in Section 5.1.2 (the "Closing Date"). The
                                       -------------       ------------
     Closing will be held at such time and place as the parties may mutually agree.

          5.1.2 Subject to Article IX, if the Closing has not occurred by the date specified in Section 5.1.1, then the Closing Date will be extended to
                       -------------
     the earlier of (a) the business day after the conditions set forth in Sections 4.1, 4.2 and 4.3 have been satisfied and (b) such other date to
     ------------  ---     ---
     which Purchaser and Prestolite mutually agree.

     5.2  Transactions to be Effected at the Closing.  At the Closing:
          ------------------------------------------

          5.2.1 Prestolite will deliver or cause to be delivered to Purchaser the documents described in Sections 4.1 and 4.2.
                                ------------     ---

          5.2.2 Purchaser will deliver to Prestolite on its own account and on account of the Business Subsidiaries the Purchase Price as provided in
     Section 1.4, and the documents described in Sections 4.1 and 4.3.
     -----------                                 ------------     ---


                             VI.  EMPLOYEE MATTERS
                                  ----------------

     6.1  Employees.  Schedule 6.1 identifies all individuals whose primary
          ---------   ------------
responsibilities relate to the Business with whom Prestolite or any ERISA Affiliate maintains an employer/employee relationship (or who are temporary employees) on the date hereof (including, but not limited to, employees actively employed and on leave of absence or layoff with entitlement to reinstatement or re-employment) by name, location, title or function, current base salary or hourly wage, date of hire and social security (or national insurance) number, applicable to such individual (each a "Business Employee" and collectively the
                                       ------------------
"Business Employees").  Effective as of the Closing Date, and except as provided
--------------------
in the last sentence of this Section 6.1, Purchaser or one of its Affiliates shall extend offers of employment, commencing as of the Closing Date, to all of the Business Employees upon terms and conditions (including compensation and benefits) substantially similar, in the aggregate, to those in effect for the Business Employees immediately prior to the Closing. All Business Employees who accept an offer of employment extended by Purchaser or one of its Affiliates are the "Transferred Employees."
     ---------------------

     Schedule 6.1 also identifies all Business Employees who are on layoff or
     ------------
other authorized leave (the "LOA Business Employees").  Purchaser shall transfer
                             ----------------------
to comparable leave status and offer employment (pursuant to this Section 6.1) to all LOA Business Employees who are entitled to reinstatement and re-employment under any applicable federal or state statute.

     6.2  U.S. Post-Closing Benefits.
          --------------------------

          6.2.1   Purchaser's Benefit Plans.  Effective as of the Closing Date,
                  -------------------------
     Purchaser will make available to or establish for the Transferred Employees the benefit plans listed on Schedule 6.2.1 ("Purchaser's Plans"). The
                                 --------------   -----------------
     Purchaser's Plan which is a "defined contribution plan" under ERISA Section 3(34) shall permit, or shall be amended to permit, direct rollovers pursuant to Code Section 401(a)(31) of participants' accounts under the Prestolite Retirement Savings Plan.

          6.2.2  Past Service.  Purchaser shall cause all Transferred Employees
                 ------------
     to be eligible to commence participation effective as of the Closing Date, or such later time as described in Schedule 6.2.1 or in the Transition Agreement, in all of Purchaser's Plans and Purchaser shall, if necessary, amend such Plans to accomplish this result. Purchaser and Purchaser's Plans shall recognize all of each Transferred Employee's past service with Prestolite for all purposes, including, but not limited to, entitlement for holidays, sick days and vacations, waiting periods and vesting, except that Purchaser need not give past service credit for benefit accrual purposes under any of Purchaser's "pension plans" (as defined in Section 3(2) of ERISA). Purchaser's "employee welfare benefit plans," as defined in Section 3(1) of ERISA ("Purchaser's Welfare Plans"), shall: (a) comply with the
                     -------------------------
     requirements of ERISA Sections 701 and 702, including, but not limited to, the requirements thereunder with respect to pre-existing conditions exclusions or other limitations on coverage provided to Transferred Employees and their dependents and (b) credit each Transferred Employee with the amount of any deductible or co-payments already incurred by such persons during the current plan year under Prestolite's employee welfare benefit plan. Prestolite will provide, or will cause its insurer to provide, to Purchaser the amount of any deductible or co-payments already paid by Transferred Employees during the current plan year under Prestolite's employee welfare benefit plan.

          6.2.3  Accrued Benefits.  Purchaser shall assume full responsibility
                 ----------------
     for, and shall pay in accordance with Prestolite's past practices and policies in effect at Closing all sales, management bonuses and special severance amounts listed in Schedule 6.2.3 and vacation benefits applicable
                                 --------------
     to each Transferred Employee.

          6.2.4   No Right of Employment; Right to Terminate.  Except as
                  ------------------------------------------
     provided in Section 6.1 and Section 6.5, nothing contained in this Agreement shall confer upon any Transferred Employee any right with respect to employment by Purchaser. Except as provided in Section 6.5 and in the Transfer Regulations (as defined in that Section) nothing in this Agreement shall interfere with the right of Purchaser or its Affiliates, following employment of any Transferred Employee, to terminate the employment of any such Transferred Employee at any time, with or without cause, or restrict Purchaser or any Affiliate in the exercise of their independent business judgment in modifying any of the terms and conditions of the employment of any such Transferred Employee.

          6.2.5  No Assumption or Obligation to Continue.  Except as provided in
                 ---------------------------------------
     Section 6.5 and the Transfer Regulations (as defined in that Section) purchaser and its Affiliates shall not be obligated to continue or assume, and shall have no liability with respect to, any employee benefit plan or program of Prestolite or any ERISA Affiliate (including, without limitation, the Benefit Plans).

     6.3  U.S. Welfare Benefit Plans.  Prestolite shall retain and shall assume,
          --------------------------
bear and discharge all liabilities for claims incurred prior to the Closing Date under its welfare benefit plans (as that term is defined in Section 3(1) of ERISA) covering Transferred Employees (and their dependents and beneficiaries) ("Prestolite's Welfare Plans"). Purchaser shall bear and discharge all
  --------------------------
liabilities for claims incurred on and after the Closing by Transferred Employees (and their dependents and beneficiaries) under Purchaser's Welfare Plans. For purposes of this Section 6.3, a claim will be deemed "incurred" on
                            -----------
the date that the event that gives rise to the claim occurs (for purposes of life insurance, severance, sickness, accident and disability programs). For purposes of health care programs, coverage will be determined under the health care programs in which the Transferred Employees are enrolled. Prestolite shall also retain, assume, bear and discharge all liabilities and obligations arising under the continuation coverage requirements of Section 4980B of the Code and
Section 601 et seq. Of ERISA with respect to all Business Employees (or any
            -- ---
beneficiary or dependent of such Business Employee) who are not Transferred Employees and who have exercised or are eligible to exercise their rights to such continuation coverage.

     6.4  Vesting under Prestolite's U.S. Plans.  Prestolite shall fully vest
          -------------------------------------
each Business Employee (who becomes a Transferred Employee) under any pension plan (as defined in Section 3(2) of ERISA) in which such Business Employee is a participant as of the day before the Closing Date.

     6.5  UK Employees.
          ------------

          6.5.1  Relevant Transfer.  Both Prestolite and the Purchaser
                 -----------------
     acknowledge and agree that the sale of the Business under this Agreement is a "relevant transfer" for the purposes of the Transfer Regulations and that on Closing the contracts of employment of each of the Business Employees employed in the United Kingdom by Prestolite in connection with the Business (each a "UK Business Employee" and collectively the "UK Business Employees") and Prestolite's rights, powers, duties and liabilities under or in connection with such contracts of employment shall be transferred to the Purchaser pursuant to the Transfer Regulations.

          6.5.2  Non-transferring Employees.  If by virtue of the Transfer
                 --------------------------
     Regulations any contract of employment with any person who is not a UK Business Employee shall have effect as if originally made between the Purchaser and that person, Prestolite and the Purchaser agree that Purchaser may, on becoming aware of the application or probable application of the Transfer Regulations to any such contract of employment, terminate that contract as soon as the Purchaser wishes.

          6.5.3  Prestolite's Indemnity.  Prestolite shall indemnify the
                 ----------------------
     Purchaser and keep the Purchaser fully indemnified on demand against any losses, damages, costs, liabilities or expenses which the Purchaser may suffer or incur as a result of or in relation to (i) the termination of contracts of employment pursuant to Section 6.5.2 before or after Closing,
     (ii) any claim or demand or other legal recourse by all or any of the UK Business Employees in respect of any fact or matter concerning or arising from employment with Prestolite or any Business Subsidiary prior to the Effective Time, (iii) any claim or demand or other legal recourse by a trade union or staff association recognized by Prestolite or any Business Subsidiary or employee representatives in respect of all or any UK Business Employees arising from or connected with the failure by Prestolite or any Business Subsidiary to comply with its legal obligations to such trade union, staff association or employee representatives, (iv) any act or omission done or omitted to be done by Prestolite or any Business Subsidiary in relation to the UK Business Employees or any other employee of Prestolite or any Business Subsidiary which, by virtue of the Transfer Regulations, is deemed to be an act or omission of the Purchaser and (v) without prejudice to Section 6.5.2, any claim or demand or other legal recourse against the Purchaser by any employee, agent or contractor of Prestolite or any Business Subsidiary (other than a UK Business Employee) who claims (whether correctly or not) that the Purchaser has inherited liability from Prestolite or any Business Subsidiary in respect of them by virtue of the Transfer Regulations.

          6.5.4  Purchaser's Indemnity.  The Purchaser shall indemnify
                 ---------------------
     Prestolite and keep Prestolite fully indemnified on demand against any losses, damages, costs, liabilities or expenses which Prestolite may suffer or incur as a result of or in relation to any act or omission of the Purchaser in relation to a UK Business Employee occurring on or after the Effective Time.

          6.5.5  UK Pension Transfer.  UK employees who are members of the
                 -------------------
     Prestolite Electric Limited Pension Scheme (the "Main Scheme") or the Prestolite Wales Retirement and Death Benefit Scheme (the "Wales Scheme") will be offered membership of a group personal pension plan ("GPP") nominated by the Purchaser. This nomination may take up to 4 months after completion and life insurance cover will also be provided with effect from completion. The intention is that the GPP will be designed to provide benefits for future service of broadly equivalent value to those that were provided under the Main Scheme and the Wales Scheme (as appropriate). Members of the Main Scheme will in due course be offered transfers in respect of their past service accrued rights to the GPP calculated in accordance with Schedule 6.5.5. Such proposed transfers will be carried out in accordance with terms and conditions set forth in
     Schedule 6.5.5.

     6.6  Cooperation.  Subject to the requirements of any privacy or similar
          -----------
applicable laws, Purchaser and Prestolite shall cooperate in such manner as is reasonably necessary to permit each such party to perform its obligations under this Article VI.

     6.7  No Third Party Rights.  Nothing expressed or implied in this Article
          ---------------------
VI is intended or will be construed to confer upon any person other than Purchaser and Prestolite any rights by reason of the provisions of this Article VI.


                          VII.  POST-CLOSING COVENANTS
                                ----------------------

     7.1  Workers' Compensation Proration.
          -------------------------------

          7.1.1 Prestolite shall pay workers' compensation and other similar statutory claims asserted by any Transferred Employee in respect of any work-related illness or injury that is attributable to any work-related event or condition that first existed or occurred prior to the Closing Date.

          7.1.2 Purchaser shall be responsible for and pay workers' compensation and other similar statutory claims asserted by Transferred Employees in respect of any work related illness or injury that is attributable to any work-related event or condition that first existed or occurred on or after the Closing Date.

          7.1.3 If a work-related illness or injury which is the subject of a workers' compensation claim is attributable in part to causes occurring prior to the Closing Date and in part to causes occurring on or after the Closing Date, the liability will be shared by Prestolite and Purchaser in the proportion of the periods of employment of such employee after or prior to the Closing Date, respectively.

     7.2  Access; Notices.
          ---------------

          7.2.1 On the Closing Date, or as soon thereafter as practicable, and in no event later than ninety (90) calendar days after the Closing Date (except as otherwise provided in this Section 7.2), Prestolite will deliver
                                           -----------
     or cause to be delivered to Purchaser all original agreements, documents, books, records and files (electronic and otherwise) primarily relating to the Business excluding Tax Returns (collectively, "Records") in the
                                                        -------
     possession of Prestolite or any Affiliate of Prestolite to the extent not in the possession of Purchaser, subject to the following exclusions and exceptions:

                 (a) Purchaser recognizes that certain Records may contain only incidental information relating to the Business or may primarily relate to Prestolite or any of its Affiliates, or the business of Prestolite or any of its Affiliates other than the Business, and Prestolite and its Affiliates may retain such

          Records and Prestolite may deliver appropriately excised, but otherwise true and complete copies, of such Records so long as the effect of such excising is not to omit necessary information from the Records for the conduct of the Business.

                 (b) Prestolite and its Affiliates may retain Records that contain information that is privileged or similarly protected from disclosure and Records relating to the Excluded Liabilities and the Excluded Assets.

                 (c) Purchaser recognizes that certain types of Records consisting of project data, plant engineering data and tooling data primarily used in the Business will be difficult to separate from Prestolite's retained Records and will be impossible to transfer in bulk and, therefor, will be delivered to Purchaser as and when Purchaser requests such Records from Prestolite in the ordinary course of the Business subsequent to the Closing Date or, in the case of Records consisting of tooling data, at such time as Prestolite can reasonably accomplish such delivery.

     After the Closing, Purchaser will retain all Records (except those Records referred to in Section 7.2.1(a) and (b)) required to be retained pursuant
                    ----------------     ----
     to obligations imposed by any applicable Law.

          7.2.2 After the Closing, upon reasonable notice, each party to this Agreement will give, or cause to be given, to the representatives, employees, counsel and accountants of the other party to this Agreement access, during normal business hours, to Records relating to periods prior to or including the Closing Date (except those Records referred to in
     Section 7.2.1(a) and (b)) in order to examine and copy such Records to the
     ----------------     ----
     extent reasonably requested by the other party in connection with tax and financial reporting matters, audits, legal proceedings and governmental investigations; provided, however, that nothing in this Agreement will obligate any party to take actions that would unreasonably disrupt the normal course of its business, violate the terms of any contract to which it is a party or to which it or any of its assets is subject or grant access to any of its proprietary, confidential or classified information or information that is privileged or similarly protected from disclosure. Purchaser and Prestolite will, and will cause its respective Affiliates to, cooperate with each other in the conduct of any tax audit, claim for refund of taxes, or similar proceedings involving or otherwise relating to the Business (or the income therefrom or assets thereof) with respect to any Tax as may be necessary to carry out the intent of this Section 7.2.2;
                                                             -------------
     provided that the party requesting such cooperation shall reimburse the other party for any reasonable out-of-pocket expenses incurred by such other party in providing such cooperation.

          7.2.3 After the Closing, Purchaser will give Prestolite reasonable access to employees of Purchaser or of the Business (especially those who were employees of Prestolite) who are familiar with the assets and the Business for proper purposes, including, without limitation, the defense of legal proceedings and the preparation and audit of tax returns. Access may include interviews, assistance in the preparation of or response to discovery requests or attendance at depositions or legal proceedings. In addition, at Prestolite's request, Purchaser shall provide Prestolite with access to historical information and records relating to the operation of the Business. Prestolite will pay all out-of-pocket expenses (including wages and salaries but not overhead or benefit costs) that Purchaser reasonably incurs in allowing access under this Section 7.2.3.
          -------------

          7.2.4 After Closing, Purchaser shall cooperate with Prestolite and shall promptly respond to all reasonable requests of Prestolite in connection with any investigation, settlement, prosecution or defense of claims relating to Excluded Liabilities or Excluded Assets relating to the Business. Prestolite will pay all out-of-pocket expenses (including wages and salaries but not overhead or benefit costs) that Purchaser reasonably incurs in allowing access under this Section 7.2.4.
                                          -------------

     7.3  Certain Contracts, Permits and Consents.
          ---------------------------------------

          7.3.1  Except for the Contracts and Permits listed on Schedule 4.2.4,
                                                                --------------
     the consent or assignment of which is a condition to Closing (assuming any such condition is not waived), to the extent that (a) any Contract, Permit or Acquired Asset, or any claim, right or benefit arising thereunder or resulting therefrom (collectively, the "Interests") is not capable of being
                                             ---------
     assigned to Purchaser in connection with the Closing without the consent or waiver of a Third Person (including, without limitation, a Governmental Entity) which has not been obtained on or before the Closing Date, or (b) any of the transactions contemplated by this Agreement constituted or would constitute a breach or other contravention of any such Interest, or a violation of any Law or Order or other governmental edict, Prestolite will be deemed not to have Transferred, and will not be obligated to Transfer, to Purchaser any direct or indirect right, title or interest in or to any such Interest without first having obtained all necessary consents and waivers. Prestolite will use commercially reasonable efforts to obtain such consents and waivers as may be necessary to cure such potential breach or violation; provided, however, neither Prestolite nor any of its Affiliates will be obligated to pay any consideration therefor to the party from whom the consent or waiver is requested.

          7.3.2  To the extent the consents and waivers referred to in Section
                                                                       -------
     7.3.1 are not obtained, or until the breaches or violations referred to
     -----
     Section 7.3.1 are resolved in order to provide Purchaser with the benefits
     -------------
     of value of each Contract, Permit or Acquired Asset, Prestolite will use commercially reasonable efforts, at the cost of Prestolite and its Affiliates related thereto (including the appointment of Purchaser as attorney-in-fact for Prestolite, if so requested by Purchaser), to (a) provide to Purchaser, at its request, the full benefits of any such Interest, (b) cooperate in any reasonable and lawful arrangement designed to provide such benefits to Purchaser (including permitting Purchaser to operate under any Permit necessary to the operation of the Business for a reasonable period of time subsequent to the Closing Date), without incurring any financial obligation to Prestolite or any of its Affiliates (unless any such cost or expense relates to a breach of Prestolite's representations, warranties, covenants or agreements, in which case at Prestolite's sole cost and expense), and (c) enforce, at the request and for the account of Purchaser, any rights of Prestolite arising from any such Interest against the other party or parties to such Interest (including the right to elect to terminate in accordance with the terms thereof upon the advice of Purchaser), and (d) facilitate receipt of the consideration to be received by Prestolite in and under every such Contract or Permit, which consideration shall be held for the benefit of, and shall be delivered to, Purchaser. Purchaser will perform or pay for the benefit of the other party or parties thereto the obligations of Prestolite arising on or after the Closing Date under or in connection with any such Interest and will indemnify and hold Prestolite and its Affiliates harmless from any Liabilities relating to, resulting from or arising out of any failure by Purchaser so to perform or pay. Purchaser will comply with all reasonable requests of Prestolite for cooperation in connection with the performance of Prestolite's obligations under this Section 7.3. Prestolite
                                                        -----------
     agrees that on and after the Closing Date with respect to Environmental Permits which are not transferable or because of consent requirements or otherwise have not been transferred as of Closing, it will, at the request and under the direction of Purchaser, in the name of Prestolite or otherwise as Purchaser shall specify, take commercially reasonable actions (including permitting Purchaser to operate under any Permit necessary to the operation of the Business for a reasonable period of time subsequent to the Closing Date) to provide Purchaser with any Environmental Permits necessary to the operation of the Business that did not transfer as a result of this Section 7.3.
                    -----------

          7.3.3 If any of the Permits required to operate the Business are not transferable to Purchaser and Purchaser must apply for its own Permits, Prestolite shall cooperate with Purchaser in its efforts in applying and obtaining substitute, severed or reissued permits for the Business.

     7.4  Non-Competition/Non-Solicitation.
          --------------------------------

          7.4.1  Non-Competition Obligation.  As further consideration for the
                 --------------------------
     Transfer of the Acquired Assets pursuant to this Agreement and the transactions contemplated by this Agreement, for a period commencing on the Closing Date through the third (3rd) anniversary of the Closing Date (the "Non-Competition Period"), Prestolite shall not, and shall cause each of
     ------------------------
     its controlled Affiliates not to, for its account or for the account of others, own, manage, operate, control, consult, advise or participate in the ownership, management, operation or control of, or be connected as a stockholder, partner or owner with, any business, which during the Non-Competition Period, anywhere in the world designs, engineers, manufactures, sells or markets a line of products that competes with the products sold by the Business in effect as of the Closing Date (a "Competitive Activity");
                                                       --------------------
     provided, however, that nothing in this Section 7.4.1 shall prevent
                                             -------------
     Prestolite from any of the following activities:

                 (a) owning directly or indirectly (whether or not through Affiliates) less than five percent (5%) of any class of securities of a company whose securities are listed on a national securities exchange or are regularly quoted in an over-the-counter market by one or more members of the National Association of Securities Dealers that is engaged in any business that is competitive with the Business;

                 (b) acquiring a company and continuing to operate any business of such company whose sales attributable to a Competitive Activity constitute less than ten percent (10%) of such company's total consolidated worldwide sales over any fiscal year during or immediately preceding the Non-Competition Period;

                 (c) continuing to design, engineer, manufacture, remanufacture, have manufactured, purchase for resale, or sell starter solenoids, starter motors and alternators for internal combustion motors anywhere in the world;

                 (d) continuing, under its "Roberts" trade name, to rebuild material handling motors, and/or armatures for material handling motors (provided that in no event shall such activities be conducted under any "Prestolite" name);

                 (e) continuing to design, engineer, manufacture, have manufactured, purchase for resale or sell "switchgear" (provided that such product shall not be marketed or sold for use in US military vehicles;

                 (f) continuing to design, engineer, manufacture, have manufactured, purchase for resale or sell distributors for automotive applications into non-North American market, (to the extent Prestolite determines that it wants to market or sell such products in North America, Prestolite shall first obtain the consent of AMETEK, which consent shall not be withheld unless the products to be marketed or sold reasonably compete with AMETEK products in the North American market); or

                 (g) conducting any activities with Kurz-Kasch to the extent of Kurz-Kasch's operations as of the Closing Date.

The parties further agree that Purchaser may sell, assign, or otherwise transfer this covenant not to compete, in whole or in part, to any subsequent purchaser of all or any material part of the Business or the Acquired Assets.

          7.4.2  Non-Solicitation of Employees and Customers.
                 -------------------------------------------

                 (a)  Non-Solicitation of Employees.
                      -----------------------------

                      (i)  Non-Solicitation by Prestolite. During the Non-
                           ------------------------------
                 Competition Period, Prestolite shall not, and shall cause each of its controlled Affiliates not to, without the prior written consent of Purchaser, directly or indirectly, (A) solicit for employment, attempt to solicit for employment, or otherwise solicit the services of or attempt to solicit the services of, or induce, persuade or encourage to leave Purchaser's employ, or (B) hire or otherwise engage, or attempt to engage, the services of, any Transferred Employee. Prestolite's obligations under the preceding sentence will cease in regard to any individual Transferred Employee if such Transferred Employee is terminated by Purchaser subsequent to the Closing Date.

                      (ii) Non-Solicitation by Purchaser. During the Non-
                           -----------------------------
                 Competition Period, Purchaser shall not, and shall cause each of its controlled Affiliates not to, without the prior written consent of Prestolite, directly or indirectly, (A) solicit for employment, attempt to solicit for employment, or otherwise solicit the services of or attempt to solicit the services of, or induce, persuade or encourage to leave Prestolite's employ, or (B) hire or otherwise engage, or attempt to engage, the services of, any employee of Prestolite. Purchaser's obligations under the preceding sentence will cease in regard to any individual Prestolite employee if such employee is terminated by Prestolite subsequent to the Closing Date.

                 (b) Non-Solicitation of Customers. During the Non-Competition Period, Prestolite shall not, and shall cause each of its controlled Affiliates not to, directly or indirectly, solicit any current or prospective customer, client or account of the Business for any Competitive Activity, except as permitted by Section 7.4.1.
                                                       -------------

          7.4.3  Reasonable Scope.  Each party, on behalf of itself and each
                 ----------------
     controlled Affiliate, acknowledges and agrees that the covenants in this
     Section 7.4 are reasonable in scope and otherwise are necessary to protect
     -----------
     the legitimate business interests of the other party in its business and that such party and its Affiliates have received adequate and independent consideration in respect of such covenants. If any provision or portion of this Section 7.4 shall be held, found or deemed to be unreasonable,
          -----------
     unlawful or unenforceable by a court of competent jurisdiction, then any such provision or portion thereof shall be deemed to be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law.

          7.4.4  Injunctive Relief.  Each party agrees that a breach of the
                 -----------------
     covenants contained in this Section 7.4 and Section 7.5 below would cause
                                 -----------     -----------
     irreparable harm to the other party, that such other party's remedies at law for any breach or threat of breach of the covenants contained in this

     Section 7.4 and Section 7.5 below would be inadequate, and that such other
     -----------     -----------
     party is entitled to an injunction or injunctions to prevent breaches of this Section 7.4 and Section 7.5 below and to enforce specifically the
          -----------     -----------
     terms and provisions hereof, in addition to any other remedy to which such other party may be entitled at law or in equity.

     7.5  Confidential Information.  Except as required in order for Prestolite
          ------------------------
to fulfill its obligations under the Transition Agreement, neither Prestolite nor any of its Affiliates shall at any time use for any purpose, or disclose to any Person, any Business Confidential Information. "Business Confidential
                                                    ---------------------
Information" means: all proprietary information relating primarily to the
-----------
Business that is part of the Acquired Assets or Assumed Liabilities including, without limitation, the Acquired Intellectual Property, customer and vendor lists, and information concerning Business processes, products, costs, prices, sales, marketing, distribution methods and employees. The foregoing provision shall not apply to any information that (a) is an Excluded Asset; (b) was in the public domain prior to the effective date of this Agreement; (c) comes into the public domain through no fault of Prestolite; or (d) which Prestolite is required to disclose by any Governmental Entity. This provision shall not be breached as a result of any disclosure of Business Confidential Information that occurs more than four (4) years after the Closing Date, provided that this shall not limit Prestolite's and its Affiliates' obligation under this provision not to use such Business Confidential information. It is acknowledged that the Business Confidential Information includes know-how relating to battery charging and motor manufacturing that is common to both the Business and the Retained Business, and that Prestolite shall continue to be able to use such know-how in the manufacturing process and business of the Retained Business. Nothing in this
Section 7.5 shall limit the scope of Prestolite's obligations under Section 7.4 above.

     7.6  Trade Names.  Except as otherwise permitted under the Transitional
          -----------
License Agreement and the Trademark License Agreement, to the extent that any Prestolite Trade Names appear on (a) any plant, building or equipment or (b) any stationery, business form, packaging, container, sign or other property (real or personal) included in the Acquired Assets, Prestolite hereby grants a fully-paid up, royalty free license to Purchaser to use the Prestolite Trade Names on such Acquired Assets until removal can be effected from such Acquired Assets or until such materials are used and exhausted. Purchaser shall use all reasonable efforts to remove the Prestolite Trade Names from all Acquired Assets, and, in any event, cease using the Prestolite Trade Names no later than one (1) year after the Closing Date.

     7.7  Repairs, Returns and Allowances.  If, following the Closing
          -------------------------------
Date, the Purchaser makes any repairs, accepts any returns or grants any allowances in accordance with any warranty or guarantee given prior to the Closing Date by Prestolite or any Business Subsidiaries, as the case may be, to its customers, or relating to any product manufactured by Prestolite or any Business Subsidiaries, as the case may be (each, an "Outstanding Warranty") and the aggregate cost of making such repairs, accepting such returns and/or granting such allowances exceeds the Warranty Reserve, then Prestolite shall from time to time after such excess has occurred, upon the Purchaser's written request, pay to the Purchaser such excess. In making any such repairs, the Purchaser agrees that it will apply the same level of service, care and workmanship as it applies to repairs it makes under warranties which it has issued. Prestolite agrees that in making any repair, accepting any return or granting any allowance in accordance with an Outstanding Warranty, the Purchaser is and shall be acting as agent for Prestolite, that Purchaser makes no representations or warranties with respect to any such repair, return or allowance and that the making of any such repair, the acceptance of any such return or the granting of any such allowance shall not in any way affect or limit the representations, warranties, covenants or agreements of Prestolite or any Business Subsidiaries, as the case may be, contained in this Agreement, or Purchaser's right to rely thereon, and Prestolite agrees to indemnify Purchaser and hold Purchaser harmless from and against any and all loss, cost, damage, claim and expense, including, without limitation, attorney's fees and disbursements, which Purchaser may sustain by reason of any such repair, return or allowance (but only to the extent that the amount thereof, including the aggregate cost referred to in the first sentence of this Section 7.7, exceeds the Warranty Reserve. Six (6) months, twelve (12) months, and each twelve (12) months thereafter following Closing, Purchaser will provide Seller with a report detailing all such warranty charges relating to product manufactured by Seller prior to Closing, whether or not the aggregate amount of such claims exceeds the Warranty Reserve. Purchaser will retain reasonable detail relating to such claims and Seller will be allowed to audit the report. If, within sixty (60) days of the receipt of such report Seller disputes the amounts shown in the report and Purchaser and Seller are unable to agree on an amount, the dispute resolution provisions of Section 1.5 will be employed.

     7.8  UK Receivables.  With respect to the UK Receivables (none of which is
          --------------
included in the Acquired Assets), the Purchaser agrees that it will, in a commercially reasonable manner, cooperate with Prestolite or its affiliates in their efforts to collect the UK Receivables; provided that Prestolite will reimburse the Purchaser for any reasonable out-of-pocket expenses incurred by the Purchaser in providing such cooperation.

     7.9  Authorization; Mail.  (a)  Prestolite agrees that Purchaser shall have
          -------------------
the right and authority to collect for the account of Purchaser all receivables and other items which shall be transferred to Purchaser as provided herein, and to endorse with the name of Prestolite any checks received on account of any such receivables or other items. Prestolite agrees that it will promptly transfer and deliver to Purchaser any cash or other property that Prestolite may receive in respect of any such receivables or other items. Prestolite authorizes and empowers Purchaser from and after the date hereof (I) to receive and open mail addressed to Prestolite and (ii) to deal with the contents thereof in any manner Purchaser sees fit, provided such mail and the contents thereof relate to the Acquired Assets or otherwise to the Business as conducted by Purchaser or to any of the Assumed Liabilities. Prestolite agrees to deliver to Purchaser promptly upon receipt any mail, checks or other documents received by it pertaining to the Acquired Assets or otherwise to the Business as conducted by Purchaser, or any of the Assumed Liabilities. Purchaser agrees to deliver to Prestolite any mail which it receives to which it is not entitled by reason of this Agreement or otherwise and to which Prestolite is entitled.

                 (b) Purchaser agrees to deliver to Prestolite promptly upon receipt any mail, checks or other documents received by it pertaining to the Acquired Assets or otherwise to the Retained Businesses as conducted by Prestolite, or any of the Excluded Liabilities. Purchaser agrees to deliver to Prestolite any mail which it receives to which it is not entitled by reason of this Agreement or otherwise and to which Prestolite is entitled. Without limiting the generality of the foregoing Prestolite authorizes Purchaser, with respect to all government and military contracts of the business, to continue to ship, invoice, receive payment and cash checks under Prestolite's name.

     7.10  Further Assurances.  Prestolite from time to time after the Closing,
           ------------------
upon request of the Purchaser, will execute, acknowledge and deliver such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as may be reasonably required in order to vest more effectively in the Purchaser, or to put the Purchaser more fully in possession of, any of the Acquired Assets, or to better enable or cause the Purchaser to complete, perform or discharge any of the Assumed Liabilities. Each of the parties hereto will use reasonable efforts to cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

     7.11  UK Facilities.
           -------------

           7.11.1 As soon as, reasonably practicable, and in any event within 12 months after Closing, Prestolite shall procure that Prestolite Electric Limited as a Business Subsidiary ("PEL") obtains landlord's consent to the
                                        ---
     grant of underleases in respect of each of the UK Facilities in the form attached as Exhibit 7.1.1 and 7.1.2 respectively. If, six months from Closing, any such consent has not been obtained then Prestolite shall procure that PEL (or the relevant Business Subsidiary) shall apply to a court of competent jurisdiction for a declaration that the relevant landlord has unreasonably withheld consent and shall if necessary pursue such application beyond the court of first instance. The Purchaser shall support the applications and proceedings under this clause 7.1 (a) and shall:

                 (a) supply such information accounts and references as may be reasonably required by the landlord concerned in connection with obtaining the consent;

                 (b) use reasonable endeavors to assist and support PEL with its applications for the consent.

                 The parties shall use their best endeavors to ensure that all reasonable requests made by the landlord under the relevant lease will be promptly dealt with to enable the consent to be granted.

          7.11.2 Prestolite shall procure that PEL shall, and the Purchaser shall, enter into the underlease for any UK Facility within 10 business days after receipt of landlord consent to such underlease.

                 The Cardiff Facility and the Leyland Facility are each sublet subject to but with the benefit of the following matters as relate to them:

                 (a) the rent to be reserved by and the lessee's covenants and conditions and the exceptions and reservations and other matters to be contained in or arising in respect of each agreed form of sub-lease;

                 (b) in respect of Cardiff, Entry Numbers 4 and 5 in the Property Register and Entry Number 1 in the Charges Register of Title and in respect of Leyland, Entry Numbers 2, 3, 4 and 5 of the Property Register and Entry Numbers 1 and 2 of the Charges Register of Title;

     in each case insofar as the same are now subsisting and capable of taking effect.

          7.11.3 During the period between Closing and completion of the relevant sub-letting as set out in sub-clause (b) above, Prestolite shall procure that the Purchaser shall have beneficial occupation and use of the Facility or Facilities as licensee only to the extent that:

                 (a) the Purchaser shall make payment to PEL by way of mesne profits payments equal to the rent reserved by and other sums due under the respective sub-lease;

                 (b) the Purchaser shall observe and perform all covenants (other than the payment of rent) on the part of the lessee and the other conditions contained in the relevant form of sub-lease as if the same had been granted on (and for a term commencing on) the Closing Date provided that until actual completion of the relevant sub-lease, the Purchaser shall procure that the Purchaser shall not be entitled to exclusive possession of the relevant Facility or Facilities so that nothing herein contained or arising in consequence hereof or the payment of such mesne profits shall create or be deemed to create any demise or be deemed to grant or given interest greater than that of licensee (but so that the Purchaser shall at all times have effective use of the relevant Facilities); and

                 (c) the Purchaser shall indemnify the relevant Business Subsidiary against all damages, proceedings, costs, expenses, actions, claims, demands ad liabilities (including third party risk) arising from the possession of the relevant Facility by the Purchaser provided that this provision shall not apply to:

                      (i) occupation of the relevant Facility or Facilities by the Purchaser in accordance with the terms of the relevant sub-lease;

                      (ii) the carrying on by the Purchaser of any relevant part of the business currently carried on or from such Facility or Facilities; and

                      (iii) the costs incurred by PEL in seeking landlord
                 consent to the sub-letting.

          7.11.4 If the relevant consent is not obtained within 12 months after Closing, the Purchaser shall as soon as reasonably practicable thereafter vacate the relevant Facility whereupon:

                      (i) the Purchaser shall be released from its obligation to take a sub-letting of the relevant lease or leases (as the case may be) and PEL shall cease to have any further obligation to seek or obtain the relevant landlord's license;

                      (ii) the Purchaser shall procure that all Acquired Assets
                 located on or at the relevant Facility or Facilities are removed as soon as reasonably practicable thereafter notwithstanding the Purchaser's continuing obligation to employ any Employees employed at that Facility or Facilities at such time.

          7.11.5 Prestolite shall procure that each UK Subsidiary complies promptly with all its obligations under the Option Agreement and the underleases referred to above, and shall indemnify the Purchaser on demand against any default on the part of any such Business Subsidiary (including without limitation any obligation to repay the "Option Sum" pursuant to the Option Agreement).

          7.11.6 Within three (3) business days after the Closing Date, Prestolite shall pay to the Purchaser an allowance of (Pounds)25,000 to complete minor repairs to the Cardiff Facility. These repairs include, without limitation, structural repairs, redecoration, door and window refurbishment, safety hazard corrections, refurbishment of WCs and the addition of the features for the disabled. Prestolite will reimburse Ametek up to (Pounds)17,000 for roof and other repairs (designed to render the facility "watertight") and up to (Pounds)33,000 for wiring repairs made at the Cardiff Facility within 24 months of the Closing Date. Prestolite will have reasonable rights to be consulted in advance and to approve the scope and quality of work to be performed.

          7.11.7 The parties shall procure that a schedule of condition shall be prepared for each of the UK Facilities as soon as practicable and in any event within 21 days after Closing (which shall serve as the schedule of condition to be attached to the relevant underlease in connection with the tenant's repairing obligation). The costs of preparation for such schedule shall be shared equally between the parties.

          7.11.8 References in this Section 7.1 to "the Purchaser" shall extend to any person whom the Purchaser may nominate as sub-tenant for any of the UK Facilities, provided always that the Purchaser shall indemnify Prestolite and the UK Subsidiaries against any default on the part of such nominee.

     7.12  Intellectual Property Matters
           -----------------------------

           7.12.1 Prestolite covenants to use its best efforts to seek to have Prestolite Trademarks LLC (the "LLC") be the owner of record in the Patent and Trademark Office (the "PTO") of those Trademark Registration and Applications, listed on Schedule __. At Prestolite's request, the
                             -----------
     Purchaser agrees to assist Prestolite in this effort at no cost to the Purchaser, and together will endeavor to complete the effort within twelve weeks from the effective date of this Agreement. However, if the completion of this effort proves impracticable within that time, then Prestolite and the Purchaser agree to work diligently to complete this effort, including the recordation of record documents in the PTO of the United States and any other jurisdiction identified by the Purchaser to be of interest to the Purchaser, until this effort is completed.

           7.12.2 Prestolite covenants to promptly and diligently proceed to have the LLC become a working entity, with officers in place, and to have the Purchaser become a part-owner of the LLC. Prestolite and the Purchaser agree to cooperate, in good faith, to have the LLC maintain control over the nature and quality of the goods on which the LLC's licensees use licensed mark(s) and to consider and discuss any action necessary against third parties to ensure the validity and enforceability of the licensed marks.

           7.12.3 Upon completion of the acts set forth in Sections 7.12.1 and 7.12.2, Prestolite and the Purchaser agree to have the LLC execute a Trademark License Agreement to the Purchaser in substantially the form as provided in Exhibit ____.

           7.12.4 Prestolite covenants to use its best efforts to cause the LLC to ensure that it is the sole owner of record of all right, title, and interest in and to all of the licensed patents and patent applications listed in Schedule 2.1.9. Prestolite shall use its best efforts to complete any recordations of documents relating to ownership, title, or other interest in the licensed patents and patent applications within twelve (12) weeks from the Closing Date and, if not completed by then, shall diligently continue its efforts until completion. Such recordations include, but are not limited to, those recordations deemed necessary to correct any defects in title raised in the letter of July 28, 2000, to Eileen M. Sands from Christopher R. Lewis and Kevin W. Goldstein which is attached as Schedule
                                                                      --------
     7.12.4. Prestolite agrees to execute a patent license agreement in
     ------
     substantially the form attached hereto as Exhibit 2.1.9.

     7.13  Decatur Facility.  Prestolite covenants not to change the use of the
           ----------------
Decatur Facility for so long as such Facility is owned by it. In the event Prestolite sells the Decatur Facility, Prestolite covenants to require a restrictive covenant in the deed of transfer prohibiting use of the Decatur Facility for residential purposes.


                               VIII.  TAX MATTERS
                                      -----------

     8.1  Certain Tax Matters.
          -------------------

          8.1.1  For purposes of this Agreement, (a) "Tax" or "Taxes" includes
                                                      ---      -----
     all federal, state, local, foreign and other taxes, assessments or governmental charges of any kind whatsoever, including, without limitation, income, franchise, capital stock, excise, property, sales, use, service, service use, leasing, leasing use, gross receipts, value added, single business, alternative or add-on minimum, occupation, real and personal property, stamp, workers' compensation, severance, environmental, transfer, payroll, withholding, employment, unemployment and social security taxes or other taxes of the same or similar nature, together with any interest, penalties or additions thereon and estimated payments thereof, whether disputed or not, (b) "Tax Return" or "Tax Returns" includes all returns,
                           ----------      -----------
     reports, information returns, forms, declarations, claims for refund, statements and other documents (including any amendments thereto and including any schedule or attachment thereto) in connection with Taxes that are required to be filed with a Governmental Entity or other tax authority, or sent or provided to another party under applicable Law, (c) "Transfer Tax" or "Transfer Taxes" means all sales,
                          ------------      --------------
     use, transfer, gains, stamp, conveyance, value added or other similar Taxes, duties, excise or governmental charges imposed by any Governmental Entity, and all recording or filing fees, notarial fees and other similar costs of Closing with respect to the Transfer of the Acquired Assets or otherwise on account of this Agreement or the transactions contemplated by this Agreement, (d) "Income Tax" or "Income Taxes" means all Taxes imposed
                          ----------      ------------
     on, measured by, or that require reference to, net or taxable income (including any income, franchise, estimated, alternative, minimum, add-on minimum or other tax imposed on, measured by, or which requires reference to, net or taxable income), together with interest and penalties thereon and estimated payments thereof, and (e) "Code" means the Internal Revenue
                                              ----
     Code of 1986, as amended (all citations to the Code or to the Treasury Regulations promulgated thereunder will include any amendments or successor provisions thereto).

          8.1.2 Subject to the provisions relating to VAT in Section 1.8 and 1.9, Prestolite shall, except as provided in the last sentence of this
     Section 8.1.2, be liable for and pay all Taxes attributable to its
     -------------
     ownership of the Acquired Assets or the conduct or operation of the Business before the Closing Date (except to the extent that such liability is accrued on the Final Closing Statement). Purchaser shall be liable for and pay all Taxes attributable to its ownership of the Acquired Assets on or after the Closing Date or the conduct or operation of the Business on or after the Closing Date.

          8.1.3 The parties to this Agreement shall cooperate, including, without limitation, during times of audit by taxing authorities and in preparation of Tax Returns, to avoid payment of duplicate or inappropriate Taxes which relate to the Acquired Assets or the Business, and each party shall furnish, at the reasonable request of the other, proof of payment of any such Taxes or any other documentation that is a prerequisite to avoiding payment of a duplicate or inappropriate Tax.

          8.1.4 Prestolite warrants to the Purchaser that Prestolite has elected to waive exemption from VAT under Schedule 10 to the Value Added Tax Act 1994 in respect of the UK Facilities and that it will not on or before Closing revoke such election such that the sale hereunder (but for Article 5 would be a standard rated supply for VAT purposes).

          8.1.5 The Purchaser warrants to Prestolite that the Purchaser has elected or will prior to the Closing elect to waive exemption from VAT under Schedule 10 to the Value Added Tax Act 1994 in respect of the UK Facilities with effect from and including Closing.

                                IX. TERMINATION
                                    -----------

     9.1  Termination by the Parties.  Notwithstanding anything contained in
          --------------------------
this Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing:

          9.1.1  By the mutual written consent of Purchaser and Prestolite.

          9.1.2 By either Purchaser or Prestolite if the Closing shall not have occurred on or before the August 31, 2000 calendar day after the date of this Agreement; provided the failure to consummate the transactions contemplated by this Agreement on or before such date did not result from the failure by the party seeking termination of this Agreement to fulfill any undertaking or commitment provided for in this Agreement that is required to be fulfilled before the Closing.

          9.1.3 By either Purchaser or Prestolite if there shall have been entered a final, nonappealable order or injunction of any Governmental Entity restraining or prohibiting the consummation of the transactions contemplated by this Agreement or any material part thereof.

     9.2  Termination by Prestolite.  This Agreement may be terminated at any
          -------------------------
time prior to the Closing by Prestolite if: (a) Purchaser has breached or failed to perform in any material respect any of its obligations, covenants or agreements under this Agreement, or any representation or warranty of Purchaser set forth in this Agreement shall not be true in any material respect when made, and such breach, failure or misrepresentation is not cured within twenty (20) days after Prestolite gives Purchaser written notice identifying such breach, failure or misrepresentation; or (b) if satisfaction of any of the conditions in
Section 4.3 is or becomes impossible (other than through the failure of
-----------
Prestolite to comply with its obligations under this Agreement) and Prestolite has not waived such condition on or before the Closing.

     9.3  Termination by Purchaser.  This Agreement may be terminated at any
          ------------------------
time prior to the Closing by Purchaser if: (a) Prestolite has breached or failed to perform in any material respect any of its obligations covenants or agreements under this Agreement, or any representation or warranty of Prestolite set forth in this Agreement shall not be true in any material respect when made, and such breach, failure or misrepresentation is not cured within twenty (20) days after Purchaser gives Prestolite written notice identifying such breach, failure or misrepresentation; or (b) if satisfaction of any of the conditions in
Section 4.2 is or becomes impossible (other than through the failure of
-----------
Purchaser to comply with its obligations under this Agreement) and Purchaser has not waived such condition on or before the Closing.

     9.4  Effect of Termination.  In the event of the termination of this
          ---------------------
Agreement under this Article IX, each party to this Agreement will pay all of its own fees and expenses and no party shall be liable to any other party except that nothing in this Section 9.4 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement.

                        X.  SURVIVAL AND INDEMNIFICATION
                            ----------------------------

     10.1  Survival of Representations and Warranties of Prestolite.  Each of
           --------------------------------------------------------
the representations and warranties made by Prestolite in Article II will survive the Closing and remain in full force and effect for eighteen (18) months after the Closing Date, except that: (a) the representations and warranties set forth in Sections 2.1.1 (Due Organization), 2.1.2 (Authorization and Effect), 2.1.3
   --------------                     -----                             -----
(No Restrictions), 2.1.7 (Tangible Personal Property; Title to Assets) and
                   -----
2.1.19 (Brokers and Finders) will survive indefinitely, (b) the representations
------
and warranties set forth in Section 2.1.10 (Litigation; Decrees), Section 8.1
                            --------------                        -----------
(Taxes), Section 6.1 (Employee Benefits) will survive for the applicable statute
         -----------
of limitations, (c) the representations and warranties set forth in Section 2.3
                                                                    -----------
(Environmental) will survive for 10 years and (d) the representations and warranties set forth in Section 2.1.29(b) will survive 6 months.

     10.2  Survival of Representations and Warranties of Purchaser.  Each of the
           -------------------------------------------------------
representations and warranties made by Purchaser in Article II will survive indefinitely.

     10.3  Survival of Covenants.  The covenants contained in this Agreement
           ---------------------
will survive the Closing and remain in effect indefinitely unless a specified period is otherwise set forth in this Agreement (in which event such specified period will control).

     10.4  Indemnification by Prestolite; Limitations on Prestolite's Liability.
           --------------------------------------------------------------------

           10.4.1 From and after the Closing Date, Prestolite shall, subject to the provisions of this Article X, indemnify, defend and hold Purchaser and its Affiliates harmless from and against any and all Liabilities (other than the Assumed Liabilities) that are actually suffered or incurred by Purchaser arising from:

                   (a) The failure or alleged failure of Prestolite to pay, perform and discharge the Excluded Liabilities;

                   (b) Any inaccuracy or breach of any representation and warranty, covenant, obligation or agreement of Prestolite contained in this Agreement, the Transaction Documents or any certificate delivered by Prestolite at the Closing; and

                   (c) Prestolite's operation of the Business prior to the Closing Date, or arising out of or related to Prestolite's use, ownership or possession of the Acquired Assets or occupancy or operation of the Facility prior to the Closing Date (including Environmental Liabilities).

           10.4.2  Notwithstanding anything to the contrary contained in this
     Agreement:

                   (a) Prestolite will not be required to indemnify Purchaser from or against any Liabilities arising out of or resulting from any breach of any of its representations and warranties ("Basket Claims") until the aggregate amount of such Liabilities exceeds $775,000 (the "Indemnity Threshold"), and in such event, Purchaser shall be
            -------------------
           entitled to indemnification for any such breaches of representations and warranties only to the extent the aggregate amount of such liabilities exceeds the Indemnity Threshold.

                   (b) Prestolite will not be required to indemnify Purchaser from or against any Liabilities arising out of or resulting from any Basket Claim to the extent the amount of such liabilities exceeds $7,750,000. Any claim for indemnification that is not a Basket Claim shall be a "Non-Basket Claim".

           10.4.3 Prestolite's obligation to indemnify Purchaser for breaches of its representations and warranties will, in each instance, survive for the same time period as the underlying representation and warranty, unless Purchaser notifies Prestolite of a breach prior to the conclusion of such time period, in which case Purchaser is entitled to seek indemnification for such breach. Prestolite's obligation to indemnify Purchaser in accordance with this Article X for the Excluded Assets, Excluded Liabilities or breaches of covenants (including, without limitation, Sections 10.4.1(a), (b) and (c)) will survive indefinitely.
     -------------------------------

     10.5  Indemnification by Purchaser.
           ----------------------------

           10.5.1 From and after the Closing Date, Purchaser shall, subject to the provisions of this Article X, indemnify, defend and hold Prestolite and its Affiliates harmless from and against any and all Liabilities (other than the Excluded Liabilities) that are actually suffered or incurred by Prestolite arising from:

                   (a) The failure of Purchaser to assume, pay, perform and discharge the Assumed Liabilities;

                   (b) Any inaccuracy or breach of any representation and warranty, covenant, obligation or agreement of Purchaser contained in this Agreement, the Purchase Documents or any certificate delivered by Purchaser at the Closing; and

                   (c) Purchaser's operation of the Business on or after the Closing Date or arising out of Purchaser's use, ownership or possession of the Acquired Assets or occupancy or operation of any of the Facility on or after the Closing Date.

           10.5.2 Purchaser's obligation to indemnify Prestolite for breaches of its representations and warranties will, in each instance, survive for the same time period as the underlying representation and warranty, unless Prestolite notifies Purchaser of a breach prior to the conclusion of such time period, in which case Prestolite is entitled to seek indemnification for such breach. Purchaser's obligation to indemnify Prestolite in accordance with this Article X for the Acquired Assets, Acquired Liabilities or breaches of covenants (including, without limitation, Sections 10.5.1(a), (b) and (c)) will survive indefinitely.
     -------------------------------

     10.6  Notice of Third Party Indemnification Claims.
           --------------------------------------------

           10.6.3  In the event that any indemnified party (a "Beneficiary")
                                                              -----------
     receives written notice of the commencement of any action or proceeding, the assertion of any claim by a third party or the imposition of any penalty or assessment for which indemnity may be sought pursuant to this
     Article X (a "Third Party Claim"), and Beneficiary intends to seek
                   -----------------
     indemnity pursuant to this Article X, Beneficiary shall promptly provide the indemnifying party ("Indemnifying Party") with written notice of such
                              ------------------
     Third Party Claim, which shall include a statement of the relevant facts and circumstances to the extent known (the "Notice"). If Beneficiary fails
                                                 ------
     to give Indemnifying Party the Notice in a timely manner and Indemnifying Party is materially prejudiced in its defense by such failure, Indemnifying Party's liability in respect of such claim shall be reduced to the extent of such prejudice.

           10.6.4 Indemnifying Party shall have the right to control the defense, compromise or settlement of the Third Party Claim with its own counsel if the Indemnifying Party delivers written notice to Beneficiary, within twenty (20) days following the delivery to Indemnifying Party of the Notice, acknowledging Indemnifying Party's obligations to indemnify Beneficiary with respect to the Third Party Claim described in the Notice. Indemnifying Party shall not enter into a settlement of any Third Party Claim that would impose any financial or any other liability, restriction or obligation on Beneficiary. In its defense, compromise or settlement of a Third Party Claim, Indemnifying Party shall timely provide Beneficiary with such information with respect to such defense, compromise or settlement as Beneficiary shall reasonably request, and shall not assume any position or take any action that would impose any obligation on, or restrict the actions of, Beneficiary. Beneficiary may, at its expense, participate in the defense by Indemnifying Party of any Third Party Claim with Beneficiary's own counsel.

           10.6.5 In the event Indemnifying Party fails to assume the defense, appeal or settlement of such Third Party Claim within twenty (20) days after receipt of Notice thereof from Beneficiary, Beneficiary shall have the right to undertake the defense or appeal of such Third Party Claim at Indemnifying Party's expense, provided that Beneficiary shall not settle or compromise any such Third Party Claim without such Indemnifying Party's prior written consent, unless the terms of such settlement or compromise release Indemnifying Party from any and all liability with respect to such Third Party Claim.

     10.7  Notice of Other Claims.  Any indemnifiable claim that is not a Third
           ----------------------
Party Claim shall be asserted by written notice to Indemnifying Party. If Indemnifying Party does not respond in writing to such notice within sixty (60) days, it shall have no further right to contest the validity of such claim.

     10.8  Manner of Indemnification.  All indemnification hereunder shall be
           -------------------------
effected by payment of immediately available funds by wire transfer in the amount of the Liability.

     10.9  Insurance.  Prior to asserting any claim pursuant to Article X, each
           ---------
Indemnified Party shall file, or cause to be filed, a claim with respect to the Liabilities in question under applicable insurance policies, if any, maintained by such Indemnified Party or any subsidiary, division or Affiliate thereof. The amount of any Liability for which an Indemnified Party shall be entitled to indemnification under Article X shall be net of the amount of insurance proceeds, if any, related to such Liability received by or on behalf of any Indemnified Party or any subsidiary, division or Affiliate thereof.

     10.10  Exclusive Remedy.  Except for remedies that cannot be waived as a
            ----------------
matter of Law and except for injunctive relief, following the Closing, the rights to indemnification under this Article X shall be the exclusive remedy for each of Prestolite and Purchaser with respect to any Liability, and neither Prestolite nor Purchaser shall be entitled to pursue, and each hereby expressly waives as of the Closing Date, any and all other rights that may otherwise be available to either of them either at Law or in equity with respect thereto. This Section 10.10 does not limit the remedies available to any party under any
     -------------
Purchaser Document or Transaction Document, as the case may be. Notwithstanding the foregoing, nothing contained in this
Section 10.10 shall prevent any party hereto from seeking and obtaining, as and to the extent permitted by applicable law, specific performance by the other party hereto of any of its obligations under this Agreement or injunctive relief against the other party's activities in breach of this Agreement (including, without limitation, the obligations provided for in Sections 7.4 and 7.5).


                          XI. MISCELLANEOUS PROVISIONS
                              ------------------------

     11.1  Notices.  All notices and other communications required or permitted
           -------
under this Agreement will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given upon receipt when delivered in person or when dispatched by electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) or dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:

          If to Prestolite to:

               Prestolite Electric Incorporated
               2100 Commonwealth Boulevard
               Suite 300
               Ann Arbor, Michigan 48105
               Fax:  734.913.6655
               Attn:  Chief Financial Officer

          with copy to:

               Conybeare Law Office, P.C.
               519 Main Street
               St. Joseph, Michigan 49085
               Fax:  616.983.5327
               Attn:  Bruce C. Conybeare, Jr.

          If to Purchaser:

               Donna F. Winquist, Esquire
               AMETEK, Inc.
               37 North Valley Road, Bldg. 4
               Paoli, PA  19301
               Fax:  610-725-8485


          with copy to:

               Stroock & Stroock & Lavan LLP
               180 Maiden Lane
               New York, New York  10038
               Fax:  (212) 806-6006
               Attn:  David H. Kaufman, Esq.

Or to such other address or addresses as any such party may from time to time designate as to itself by like notice.

     11.2 Certain Definitions. Each capitalized term used in this Agreement has the meaning assigned to it in this Agreement or in this Section 11.2. The
                                                            ------------
following terms shall have the meanings specified below:

     "Affiliate" has the meaning given to it in Rule 12b-2 of Regulation 12B
      ---------
under the Securities Exchange Act of 1934, as amended.

     "Benefit Plan" means all employee benefit plans, as defined in Section 3(3)
      ------------
of ERISA (including any "multiemployer plan" as defined in Section 3(37) of ERISA), and all other pension, retirement, supplemental retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, stock purchase, stock ownership, stock option, stock appreciation right, employment, severance, salary continuation, termination, change-of-control, health, dental, accidental death and dismemberment, life, disability, group insurance, vacation, holiday, company car, service award, tuition refund, relocation assistance, patent award and fringe benefit plans, programs, contracts, or arrangements (whether written or unwritten, qualified or nonqualified, funded or unfunded and including any that have been frozen or terminated) maintained, contributed to, or required to be contributed to by Prestolite or any ERISA Affiliate for the benefit of any employee, former employee, director or officer of Prestolite or under which Prestolite or any ERISA Affiliate has any liability with respect to any employee, former employee, director or officer of Prestolite.

     "Business Contracts" means: (a) all Contracts listed on Schedules 2.1.8,
      ------------------                                     ---------------
2.1.9 and 2.1.11 that are not Excluded Assets; (b) all Contracts that as of the
-----     ------
date hereof would have been listed on Schedule 2.1.11 but for the fact that they
                                      ---------------
either fall below the dollar thresholds set out in Section 2.1.11, or have a
                                                   --------------
stated term or termination provisions so that Section 2.1.11(a)(v) or (vi) does
                                              --------------------    ----
not require them to be listed; and (c) all sales orders and purchase orders to the extent related to the Business entered into in the ordinary course of the Business consistent in type and amount with past practice.

     "Business Subsidiaries" means Prestolite Electric of Michigan, Inc.,
      ---------------------
Prestolite Wales Limited and Prestolite Electric Limited.

     "Contract" means contracts, agreements, commitments, options, leases,
      --------
licenses, mortgages, other security interests, understandings and promises to which Prestolite is a party or by which it is bound in any respect, whether written or oral.

     "Environment" means (a) any surface or ground water, (b) surface or
      -----------
subsurface soil and land strata, (c) buildings or Facility in which there has been a release, (d) air, and (e) natural resources including, wildlife, fish and plant life.

     "Environmental Law" means any and all federal, state, local and provincial
      -----------------
laws, statutes, ordinances, rules, regulations (whether foreign or domestic), and any judicial or governmental orders, decrees, rulings, actions and agreements, policies and standards which are related to the contamination, remediation or protection of human health and safety or the Environment (including, without limitation, CERCLA, RCRA, CAA, CWA, the Hazardous Materials Transportation Act, TSCA and the Emergency Planning & Community Right-to-Know Act or any relevant enactment in any other jurisdiction having analogous effect), and any rule or

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

doctrine of any common law related to the contamination, remediation or protection of the Environment (including, without limitation, contribution, strict liability, negligence, trespass and nuisance).

     "Environmental Liabilities" means those items disclosed on Schedule 2.1.13
      -------------------------                                 ---------------
or (a) any and all obligations and liabilities of Prestolite and/or the Business Subsidiaries to the extent they arise out of or relate to any of the following events occurring on any Facility during the period of Prestolite's and/or the Business Subsidiary's occupancy or conditions existing on any Facility on the Closing Date, or (b) any and all obligations and liabilities of Prestolite and/or the Business Subsidiaries to the extent they arise out of or relate to any of the following events occurring prior to the Closing or conditions existing on the Closing Date:

           (i) the presence, manufacture, packaging, labeling, processing, distribution, use, generation, treatment, storage, disposal, transport, handling of or exposure to Hazardous Substances, at, on, in, under or around the Facility during the period of Prestolite's and/or any Business Subsidiary's occupancy (whether on-or off-site) or in connection with the Acquired Assets, or the conduct of the Business; or

           (ii)  violations of or non-compliance with any Environmental Law;

           (iii) the Release of Hazardous Substances (1) at or from any Facility during the period of Prestolite's and/or any Business Subsidiary's occupancy into the environment whether on- or off-site, (2) at, on, or from any property now or previously owned or operated, or leased by Prestolite or any Business Subsidiary in the conduct of the Business, or (3) arising from or relating to the off-site transportation, storage, treatment, recycling or disposal of Hazardous Substances generated, used, managed, or handled by or on behalf of Prestolite or any Business Subsidiary (A) in connection with the Acquired Assets or the conduct of the Business or (B) in violation of any Environmental Law; or

           (iv) the obligation to pay any deductible on self-insured retention under the environmental insurance policies referred to in Section 4.2.2(f) above.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Affiliate" means (a) any corporation included with Prestolite in a
      ---------------
controlled group of corporations within the meaning of Section 414(b) of the Code; (b) any trade or business (whether or not incorporated) which is under common control with Prestolite within the meaning of Section 414(c) of the Code;
(c) any member of an affiliated service group of which Prestolite is a member within the meaning of Section 414(m) of the Code; or (d) any other person or entity treated as an affiliate of Prestolite under Section 414(o) of the Code.

     "GAAP" means U.S. generally accepted accounting principles. Each accounting
      ----
term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP.

     "Governmental Entity" means any federal, state, local or other domestic or
      -------------------
foreign or other court, government, governmental agency, authority, entity or instrumentality.

     "Hazardous Substances" means any hazardous, toxic or polluting substance,
      --------------------
waste or material, pollutant or contaminant including without limitation petroleum or petroleum products, asbestos, PCBs or radioactive materials, in excess of naturally occurring levels, as defined by or regulated under Environmental Laws.

     "Knowledge of Prestolite" or "Prestolite's Knowledge" means the actual
      -----------------------      ----------------------
knowledge of the following Persons: P. Kim Packard, Kenneth C. Cornelius, I. Conrad Schwab, Dennis P. Chelminski, Karen Oldham, Richard Sikes, George Smith, Les Pilkington and John Wilkinson in each case after review of each such person's own files and inquiry of those executives (including, without limitation, Don Breed, Joe Schoeck, Larry Henry, Centa Lane, Maurice Matthews and Chris Jenkins) of Prestolite or any Business Subsidiaries who would reasonably be expected to have knowledge of the specific matter at issue.

     "Law" means any domestic, foreign or other statute, law, code, ordinance,
      ---
rule, regulation, constitution, treaty, judgment, order, injunction, decree or ruling, or common law obligation of any Governmental Entity, including the common or civil law of any Governmental Entity.

     "Liabilities" means any and all claims, losses, liabilities, damages,
      -----------
costs, expenses, including, without limitation, reasonable attorneys' fees and other costs of investigation, remediation or other response action, reasonable consultants' and other professional fees and disbursements, judgments, fines, penalties, obligations, awards, deficiencies, interest, and amounts paid in settlement.

     "Material Adverse Effect" means a material adverse effect on the business,
      -----------------------
properties, liabilities, operations, prospects, condition (financial or otherwise) or results of operations of the Business, taken as a whole.

     "Permit" means all licenses, permits, approvals, variances, waivers or
      ------
consents issued by any Governmental Entity and applications for any of the foregoing.

     "Person" means any individual, entity, limited liability company,
      ------
corporation, organization, association, joint venture or partnership.

     "Release" means any spilling, leaking, emitting, discharging, depositing,
      -------
escaping, leaching, dumping, or other releasing into the environment, whether intentional or unintentional.

     "Subsidiary" means any company more than fifty percent (50%) of whose
      ----------
outstanding securities or equity interests representing the right, other than as affected by events of default, to vote for the election of the Board of Directors thereof (or other equivalent body under applicable Law) is owned by Prestolite.

     "Third Person" means any Person who or which is not a party to the
      ------------
Agreement or an Affiliate of a party to the Agreement.

     "Transfer" (including the term "Transferred") with respect to any assets,
      --------
properties, rights or interests, means the sale, transfer, conveyance, setting over, assignment and delivery of such assets, properties, rights or interests.

     "UK Subsidiaries" means Prestolite Electric Limited and Prestolite Wales
      ---------------
Limited.

     11.3  Expenses.  Except as otherwise expressly provided in this Agreement,
           --------
(a) Prestolite shall pay or cause to be paid all expenses incurred by Prestolite or any of its Affiliates incident to this Agreement and in preparing to consummate and consummating the transactions provided for in this Agreement, (b) Purchaser shall pay any expenses incurred by it or any of its Affiliates incident to this Agreement and in preparing to consummate and consummating the transactions provided for in this Agreement, together with any and all costs, fees arising in connection with the consummation of the Transfer of the Acquired Assets and (c) Prestolite and Purchaser shall each pay one-half of the Transfer Taxes arising in connection with the consummation of the Transfer of the Acquired Assets. Notwithstanding the foregoing, (i) each party shall pay its own expenses incurred in preparing its own HSR filing, (ii) Purchaser shall pay the filing fee under the HSR Act, (iii) the parties shall each pay one-half (1/2) of all expenses incurred advocating the HSR filings with governmental agencies,
(iv) the parties shall each pay one-half (1/2) of all expenses incurred in taking a physical inventory of the Business in connection with the Closing and
(v) if the environmental insurance policies referred to in Section 4.2.2(f) are satisfactory in form and substances to the Purchaser, then the Purchaser shall pay $41,000 to Prestolite to reimburse it for a portion of the premium for such policies.

     11.4  Successors and Assigns.
           ----------------------

           11.4.1  Subject to Sections 11.4.2, 11.4.3, and 11.4.4 this Agreement
                              ---------------  ------      ------
     will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns, but will not be assignable or delegable by any party without the prior written consent of the other party to this Agreement.

           11.4.2 Nothing in this Agreement is intended to limit Purchaser's ability to sell or to Transfer the Acquired Assets and the Assumed Liabilities following the Closing Date; provided, however, that any such sale or Transfer will not result in a termination of any of Purchaser's covenants, duties, responsibilities, obligations or liabilities under this Agreement, including without limitation under Articles VI, VII, VIII and X, and this Article XI, and provided further, that the Person acquiring the Acquired Assets and Assumed Liabilities pursuant to such sale or Transfer will assume all of such covenants, duties, responsibilities, obligations and liabilities in a written instrument satisfactory to Prestolite.

           11.4.3 Notwithstanding anything contained in this Agreement to the contrary, upon written notice to Purchaser, Prestolite may assign or delegate any or all of its rights under this Agreement to any of its Affiliates, or to any Person that acquires all or substantially all of the assets or voting stock of Prestolite; provided, however, that the Person acquiring such assets or stock will assume in writing all applicable covenants, duties, responsibilities, obligations and liabilities of Prestolite hereunder. In the event that, following the Closing Date, Prestolite proposes to enter into any transaction or a series of transactions that would result in any substantial portion of the assets of Prestolite (but less than substantially all of the assets of Prestolite) being acquired by a third party, such transaction or series of transactions may not be consummated unless: (i) if the Transition Agreement is still in effect, Prestolite demonstrates to Purchaser's satisfaction that Prestolite shall continue to be able to satisfy its obligations thereunder (or that such third party acquirer has agreed and is able to satisfy such obligations) and (ii) such third party acquirer agrees to be bound by the covenants in Sections 7.4, 7.5 and 7.12 hereof. If, immediately prior to the time Prestolite is acquired by a third party, the acquirer is

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

     engaged in a Competitive Activity (a "Pre-Existing Competitive Activity"),
                                           ---------------------------------
     the foregoing provisions of Section 7.4 shall continue to apply to the Retained Businesses and the facilities, assets and personnel thereof that have been acquired by such acquirer; provided that Section 7.4 shall not prevent the acquirer from continuing to engage in and pursue (other than through such Retained Businesses, facilities, assets and personnel) the Pre-Existing Competitive Activity.

           11.4.4 The Purchaser may (at any time prior to the Closing) at its sole discretion, in whole or in part assign its rights and delegate its obligations pursuant to this Agreement, including the right to purchase the Acquired Assets, to one or more of its direct or indirect subsidiaries, and the Purchaser may, at its sole discretion, direct Prestolite or any Business Subsidiary to convey the Acquired Assets, in whole or in part, to one or more of its Subsidiaries (in any or all of which cases the Purchaser nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     11.5  Waiver.  Either Purchaser or Prestolite, by written notice to the
           ------
other, may (a) extend the time for performance of any of the obligations or other actions of the other under this Agreement, (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement, (c) waive compliance with any of the conditions or covenants of the other contained in this Agreement, or (d) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties or covenants contained in this Agreement. Any waiver of any term or condition will not be construed as a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. No failure or delay of any party in asserting any of its rights under this Agreement will constitute a waiver of any such rights.

     11.6  Entire Agreement.  The Schedules and Exhibits to this Agreement are
           ----------------
incorporated in this Agreement by reference and made a part of this Agreement. This Agreement (including the Schedules and Exhibits to this Agreement) supersedes any other agreement, whether written or oral, that may have been made or entered into by any party or any of their respective Affiliates (or by any director, officer or representative thereof) prior to the date of this Agreement relating to the matters contemplated by this Agreement other than the letter agreement (the "Confidentiality Agreement"), between Prestolite and Purchaser,
                -------------------------
dated March 1, 2000, which will survive the execution, delivery or termination of this Agreement. This Agreement (together with the Schedules to this Agreement), the Confidentiality Agreement and the Transaction Documents constitute the entire agreement by and among the parties to this Agreement, and there are no agreements or commitments by or among such parties or their Affiliates except as expressly set forth in this Agreement, the Confidentiality Agreement and the Transaction Documents.

     11.7  Amendments; Supplements.  This Agreement may be amended or
           -----------------------
supplemented at any time by additional written agreements as may mutually be determined by Purchaser and Prestolite to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto.

     11.8  Rights of the Parties.  Except as provided in Articles VI or X or in
           ---------------------
Section 11.4, nothing expressed or implied in this Agreement is intended or will
------------
be construed to confer upon or give any Person, other than the parties to this Agreement and their respective Affiliates, any rights or remedies under or by reason of this Agreement or any transaction contemplated by this Agreement.

     11.9  Further Assurances.  From time to time, as and when requested by
           ------------------
either Purchaser or Prestolite, the other party will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

     11.10  Applicable Law; Jurisdiction.  This Agreement and the legal
            ----------------------------
relations between the parties to this Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without regard to the conflict of laws principles thereof.

     11.11  Titles and Headings.  Titles and headings to Articles and Sections
            -------------------
in this Agreement are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     11.12  Bulk Transfer Laws.  Purchaser hereby waives compliance by
            ------------------
Prestolite with the provisions of any so-called "bulk transfer" law of any jurisdiction in connection with the sale of the Acquired Assets to Purchaser and Prestolite hereby agrees to indemnify Purchaser against and hold Purchaser harmless from any and all damages and liabilities (including reasonable attorneys' fees) relating to or resulting from such non-compliance.

     11.13  Confidential Information.  At the Closing, Prestolite shall deliver
            ------------------------
to the Purchaser a list of all Persons in possession of confidential information and copies of all confidentiality agreements entered into by such persons in connection with the solicitation conducted by Lincoln Partners LLC. Following the Closing, Prestolite will use commercially reasonable efforts to retrieve or cause such brokers to retrieve all confidential information from such Persons and deliver it to the Purchaser or provide the Purchaser with reasonable evidence of the destruction of such information. Prestolite shall assign to the Purchaser all rights of Prestolite to enforce the confidentiality agreements entered into by such Persons.

     11.14  Certain Interpretive Matters.
            ----------------------------

            11.14.1 Unless the context otherwise requires, all references to Articles, Sections, Schedules or Exhibits are to Articles, Sections, Schedules or Exhibits of or to this Agreement.

            11.14.2 No provision of this Agreement will be interpreted in favor of, or against, any of the parties to this Agreement by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement.

            11.14.3 As used in this Agreement, the word "or" is disjunctive but not necessarily exclusive, and words in the singular include the plural and vice versa.
     ----------

            11.14.4 All references to "$" or dollar amounts in this Agreement are to lawful currency of the United States of America.

            11.14.5 Any amount expressed in US dollar amounts or "$" shall, to the extent that it requires in whole or in part to be expressed in any other currency in order to give due effect to this Agreement, be deemed for that purpose to have been converted into the relevant currency immediately before the close of business on the date of this Agreement (or, if that is not a business day, the business day immediately before it). Subject to any applicable legal requirements governing conversions into that currency, the rate of exchange shall be The Chase Manhattan Bank's spot rate for the purchase of that currency with US dollars at the time of the deemed conversion.

            11.15  Counterparts; Facsimiles.  This Agreement may be executed in
                   ------------------------
any number of counterparts, each of which will be deemed to be an original, and all of which together will constitute one and the same instrument. This Agreement shall be effective upon execution and exchange of facsimile copies of the signature page hereof, provided that the parties undertake to subsequently exchange original signature pages via overnight courier service.

     IN WITNESS WHEREOF, Prestolite and Purchaser have executed this Agreement the day and year first above written.


     Prestolite:                     PRESTOLITE ELECTRIC INCORPORATED,
                                     a Delaware corporation


                                     By:___________________________
                                     Name:  Kenneth C. Cornelius
                                     Title: Sr. Vice President, Chief Financial
                                            Officer and Secretary


                                     By:___________________________
                                     Name:  I. Conrad Schwab
                                     Title: Vice President



     Purchaser:                      AMETEK, INC.
                                     A Delaware corporation


                                     By:___________________________
                                     Name:  William D. Eginton
                                     Title: Vice President


                                     By:___________________________
                                     Name:  Donna F. Winquist
                                     Title: Vice President and General Counsel